As filed with the Securities and Exchange Commission on June 20, 2002
Registration No. 333- 66386

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO
FORM SB-2/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCED BIOTHERAPY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6355 Topanga Canyon Boulevard Suite 510 Woodland Hills, California 91367 (818) 883-6716	51-0402415 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Edmond Buccellato
Chief Executive Officer
ADVANCED BIOTHERAPY, INC.
6355 Topanga Canyon Boulevard, Suite 510
Woodland Hills, California 91367
(818) 883-6716
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joel Weinstein, Esq.
RUTTER, HOBBS & DAVIDOFF INCORPORATED
1900 Avenue of the Stars, Suite 2700
Los Angeles, California 90067-4301
(310) 286-1700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.   ☒

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.   ☐

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.    ☐

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.   ☐

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. ☐

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum	Amount of
of securities to be	Amount to be	offering price	aggregate	registration
registered	Registered(1)	per share(2)	offering price(2)	fee(3)

Common Stock, par value $0.001 per share	13,599,378 shares	$0.19	$2,841,787.60	$712.00

(1)	As of May 31, 2002, includes 2,469,878 shares which are owned upon conversion of Convertible Debt as described herein; an additional 4,392,178 shares that may be offered by Selling Stockholders upon conversion of Convertible Debt as described herein; an additional 1,447,987 shares reserved for issuance in connection with the conversion of additional Convertible Debt which may be issued in the future by the Company to the Selling Stockholders as interest payments (in lieu of cash) as described herein; an additional 604,200 shares reserved for issuance in connection with the conversion of additional Convertible Debt that may be acquired by certain Selling Stockholders upon exercise of certain options described herein, as well as 4,685,135 shares that may be offered by Selling Stockholders upon exercise of certain warrants as described herein.

(2)	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities Act, based on the last closing price of the Registrant’s Common Stock as reported on the OTC Bulleting Board on July 18, 2001 (i.e., $0.19) with respect to 13,684,777 shares registered on Form SB-2/A Registration Statement initially filed on July 31, 2001, as amended, and the last closing price of Registrant’s Common Stock on September 19, 2001 (i.e., $0.40) with respect to an additional 604,200 shares registered pursuant to such Form SB-2/A Registration Statement.

(3)	The registration fee was previously paid by the registrant in connection with Form SB-2/A Registration Statement No. 333-66386.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION DATED JUNE __, 2002

PROSPECTUS
13,599,378 Shares

Advanced Biotherapy, Inc.
Common Stock

     This Prospectus relates to 13,599,378 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Advanced Biotherapy, Inc. The Shares may be offered by stockholders of the Company (“Selling Stockholders”) as described herein. During the year 2000, the Company completed a private placement of 10% Convertible Subordinated Debt due September 30, 2004 (“Convertible Debt”). The Convertible Debt is convertible into shares of Company Common Stock at a conversion price of $0.25 per share. Interest upon the Convertible Debt is payable in cash, or in equivalent principal amount of Convertible Debt, at the option of the Company. The Company has elected to pay the entire amount of accrued and unpaid interest through December 31, 2001, in additional Convertible Debt. The amount of Shares to be registered consists of five components as of May 31, 2002: (i) 2,469,878 Shares which are owned upon conversion of Convertible Debt, (ii) 4,392,178 Shares with respect to the currently outstanding principal amount of Convertible Debt; (iii) an additional 1,447,987 Shares reserved for issuance in connection with additional Convertible Debt which may be issued by the Company as interest payments (in lieu of cash); (iv) 604,200 Shares reserved for issuance in connection with additional Convertible Debt issuable upon the exercise of certain options granted by the Company; and (v) 4,685,135 Shares issuable upon exercise of certain warrants granted by the Company.

     This Post-Effective Amendment No. 2 is made to Form SB-2/A Registration Statement as previously declared effective in October, 2001 (the “Registration Statement”), with respect to the sale of such Shares.

     We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders, but we will receive all the loan proceeds from the exercise of the options and the proceeds from the exercise of the warrants of and to the extent that any of the options or warrants are exercised.

     The Selling Stockholders’ Shares may be offered from time by the Selling Stockholders directly to purchasers or to or through broker-dealers who may act as agents or principals. The Selling Stockholders will be responsible for all brokerage commissions and discounts attributable to the sale of Shares plus brokerage fees. We are responsible for all other costs, expenses and fees incurred in registering the Shares offered by this Prospectus.

     Our Common Stock is traded on the OTC Bulletin Board under the symbol “ADVB.”

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Of These Securities Or Determined If This Prospectus Is Accurate Or Complete. Any Representation To The Contrary Is A Criminal Offense.

     The date of this Prospectus is June      , 2002.

Please read this Prospectus carefully. It describes Advanced Biotherapy, Inc., including our financial condition and business. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or of any sale of Common Stock. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL PROCEEDINGS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
DESCRIPTION OF SECURITIES
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES AND LIABILITIES
THE COMPANY
Patent Status
Business Objective
Technical Background
IFN-(Gamma) as a Therapeutic Target
Product Development Plan
Clinical Studies / Rheumatoid Arthritis (RA) and Psoriatic Arthritis (PA)
Clinical Data / Multiple Sclerosis (MS)
Clinical Studies / Corneal Transplant Rejection
Drug Product Development
Government Regulation
Federal Drug Administration Regulation
Competition
Product Liability Exposure
Glossary of Terms
Dependence Upon Key Personnel
Uncertainties Associated with Research and Development Activities
Marketing
Executive Offices
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS
DESCRIPTION OF PROPERTY
FINANCIAL STATEMENTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MARKET FOR REGISTRANT’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION.
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
SIGNATURES
EXHIBIT 10.10
Exhibit 10.11
Exhibit 15.1
EXHIBIT 23.1

PAGE

Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Selling Stockholders
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Person
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Disclosure of Commission Position on Indemnification for Securities and Liabilities
The Company
Patent Status
Business Objective
Technical Background
IFN-(Gamma) as a Therapeutic Target
Product Development Plan
Clinical Studies/Rheumatoid Arthritis (RA) and Psoriatic Arthritis (PA)
Clinical Data/Multiple Sclerosis (MS)
Drug Product Development
Government Regulation
Federal Drug Administration Regulation
Competition
Product Liability Exposure
Glossary of Terms
Dependence Upon Key Personnel
Uncertainties Associated with Research and Development Activities
Marketing
Executive Offices
Management Discussion and Analysis
Description of Property
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Certain Relationships and Related Transactions
Market for Registrant’s Common Stock and Related Stockholder Matters
Executive Compensation
Legal Matters
Experts
Where You Can Find More Information
Financial Statements

PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus but may not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire Prospectus. This investment involves a high degree of risk and we encourage you to read “Risk Factors” beginning on page 6. Certain terms used in this Prospectus are explained in “Glossary of Terms” which starts on page 28. This Prospectus covers the offer of 13,599,378 shares of our Common Stock by the Selling Stockholders, of which, as of May 31, 2002, 2,469,878 shares are owned upon conversion of Convertible Debt, 4,392,178 are reserved for issuance in connection with the Company’s outstanding Convertible Debt, an additional 1,447,987 shares are reserved for issuance in connection with additional Convertible Debt which may in the future be issued by the Company as interest payments (in lieu of cash) upon the outstanding Convertible Debt, an additional 604,200 shares are reserved for issuance in connection with additional Convertible Debt which may be issued by the Company upon exercise of certain outstanding options, and the remaining 4,685,135 shares are reserved for issuance upon the exercise of certain outstanding warrants granted by the Company.

The Company

     Advanced Biotherapy Inc. is a corporation organized and existing under the laws of the State of Delaware, headquartered in Woodland Hills, California. We are a biotechnology company developing therapeutics for a range of autoimmune diseases based on an anti-cytokine platform technology. Cytokines are soluble components of the immune system that are largely responsible for regulating the immune response. When overproduced, as in certain autoimmune diseases, interferons and cytokines can lead to immune system disturbance and inflammation. This results in localized tissue damage and leads to the pathology seen in autoimmune diseases (AD). The Company plans to develop drugs designed to reduce the levels of certain cytokines. To date, our activities have consisted primarily of research, development and non-United States clinical trials.

     We plan to develop drugs through out-licensing arrangements that may effectively treat a range of autoimmune diseases. Our technology is based upon the work of Dr. Simon Skurkovich and Dr. Boris Skurkovich who first suggested that autoimmune disease may be the result of augmented cytokine production. We have conducted clinical trials at major institutes of the Medical Academy of Sciences in Russia, in which we have evaluated the efficacy of a series of polyclonal antibodies (such antibodies used solely for the purpose of establishing “proof-of-principal”), raised against a variety of cytokines, in autoimmune diseases such as rheumatoid arthritis (RA), multiple sclerosis (MS) and acquired immunodeficiency disease (AIDS).

     We believe we have demonstrated efficacy of our anti-cytokine strategy in both RA and MS in pilot clinical trials consisting of two randomized, placebo-controlled, double blind trials conducted in Russia. These studies have permitted us to determine which cytokines are most active in the AD process and therefore, which need to be reduced to treat the disorder. With a five-day treatment course, statistically significant and clinically relevant responses were obtained that persisted for as long as four to sixteen months after treatment termination in the MS studies and for one month in the RA studies. The Company also intends to file for Phase I Investigational New Drug Applications (IND’s) with the United States Food and Drug Administration (FDA) for two specific autoimmune diseases. An IND may be submitted for one or more phases of an investigation. The clinical investigation of a previously untested drug is generally divided into three phases. Phase 1, the initial phase, includes the initial introduction of an investigational new drug into humans. Phase 1 studies are typically closely monitored and may be conducted in patients or normal volunteer subjects. These studies are designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. Successful completion of Phases I, II and III of the FDA process precedes the FDA mandated clinical trial process and new drug application process (review and approval), all of which must be successfully completed to obtain FDA approval to market the Company’s products. At this stage, the Company intends that such clinical investigations will be conducted under a contractual arrangement with one or more clinical research organizations (CRO’s), although the Company has not yet made any such arrangement.

     Before marketing the Company’s development stage products, we must obtain FDA approval. The Company needs additional funding to complete the product development process, including clinical investigations, obtain FDA approval and market its products. We plan to seek additional financing through the private sale of restricted securities and joint ventures or licensing or similar arrangements with large pharmaceutical companies.

Development Stage Activities

     The Company has been in the development stage since its formation in 1985. We have generated little revenue in the past years and have suffered recurring losses from operations, resulting in an accumulated deficit of $5,068,426 at December 31, 2001. The Company anticipates that it will incur substantial losses in the foreseeable future as a result of its continued product development. Our research and development expenditures for the fiscal years ended December 31, 2001, 2000 and 1999 were $133,747, $39,579 and $156,280, respectively.

Business Strategy

     The business strategy of the Company is twofold. First, we seek to engage a corporate partner to assist in the clinical development of our drug treatments for autoimmune disorders This will involve, upon the identification of such a partner, the filing of the necessary documents with the FDA, conducting clinical trials and obtaining the necessary regulatory approvals of a new drug application. We intend to seek a licensing and royalty arrangement with a corporate partner to market our drug products when and if they are approved by the FDA. However, as noted above, the Company intends that the Phase I investigations will be conducted under contract to one or more CRO’s. The Company believes that if such investigations are successful, the Company will be in a better position to seek potential corporate partners with respect to the drug treatments involved.

     The second element of our strategy is to seek merger and acquisition candidates that either can expand the Company’s technology base in autoimmune disease therapeutics or bring approved products into the Company that will generate recurring revenue.

Manufacturing

     We also intend to out-source fully human or humanized antibody product manufacturing and have identified several contract manufacturers with suitable facilities for manufacturing large quantities of antibodies. The Company has not entered into any manufacturing agreement for antibodies.

Government Regulation

     The Company’s activities are subject to extensive federal, state, county, local and foreign laws and regulations controlling the development, testing, manufacture and distribution of medical treatments. To comply with the FDA regulations regarding the manufacture and marketing of such products, the Company would likely incur substantial costs relating to laboratory and clinical testing of products and preparing and filing documents.

Patent Status

     As of December 25, 2001, the Company has been issued United States Patent No. 6,333,032 for the exclusive use of interferon-gamma (IFN-(gamma)) antibodies including humanized and fully human (as well as other antibody types) as a monotherapy to treat five diseases of autoimmune etiology: Multiple Sclerosis, Rheumatoid Arthritis, Juvenile Rheumatoid Arthritis, Psoriatic Arthritis and Ankylosing Spondylitis. Management believes that this patent is a critical milestone for the Company. The Company believes that its most recently issued patent gives the Company patent protection for a new anti-cytokine approach to treating different autoimmune diseases, including the foregoing five specific diseases principally as an injectable treatment. The Company’s patented treatment also uses various methods to neutralize or block specific combinations of cytokines and their receptors. In management’s opinion, the Company’s patented approach is broader in scope than certain other patented treatments.

     The Company also has been issued United States Patent Nos. 5,626,843 and 5,888,511, and Australia Patent No. 730498. The Company also has ten United States utility patents pending filed between December 22, 1997, and February 24, 2000, which have now been consolidated into six (6) pending utility patent applications. In addition, the Company has patent applications pending for the exclusive use of any form of antibody (including humanized and fully human antibodies) to gamma interferon for the treatment of Crohn’s Disease, Psoriasis, Vitiligo and Alopecia Areata. The Company also has two foreign applications pending in Europe and Canada and one PCT application.

Proceeds of Offering

     We will not receive any proceeds from the sale of shares by the Selling Stockholders. However, we have received loan proceeds from the private placement of our Convertible Debt to Selling Stockholders and, if the Investment Option to purchase Convertible Debt was fully exercised, then we would receive additional loan proceeds of $151,050. If all the Warrants were exercised, we would receive aggregate proceeds of $702,770.

Common Stock Offered by the Selling Shareholders

     Our Common Stock is offered on the OTC Bulletin Board under the symbol “ADVB.” The last reported closing price of the Common Stock on May 31, 2002, was $0.56.

RISK FACTORS

     Except for the historical information contained herein, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the following risk factors as well as those discussed elsewhere in this Prospectus.

     The following risk factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered in evaluating us and our business.

There Can Be No Assurance That Any Products The Company Develops Will Satisfy The Extensive And Rigorous Standards Set By The Various Governmental Authorities Or Even If Satisfied, That Approvals Will Be Either Delayed Or Restricted And Therefore Have A Material Adverse Effect On Commercialization Of Our Products And Our Sales Revenues

     Our products are in the development stage, have not been subjected to clinical studies in the United States, have limited clinical data based upon studies conducted in Russia, have not been cleared for marketing by the FDA or foreign regulatory authorities, and cannot be commercially distributed in the United States and/or in foreign markets unless and until such clearance is obtained. Failure to obtain FDA clearance would delay sales of our products and would materially affect our financial condition.

     The development, manufacture and sale of drug products are subject to extensive and rigorous regulation by federal, state, local and foreign governmental authorities. In particular, products for human health are subject to substantial preclinical and clinical testing and other approval requirements by the FDA and comparable foreign regulatory authorities. The process for obtaining the required regulatory approvals from the FDA and other regulatory authorities takes many years and is very expensive. There can be no assurance that any product developed by us will prove to meet all of the applicable standards to receive marketing approval. There can be no assurance that any such approvals will be granted on a timely basis, if at all. Delays in and costs of obtaining these approvals could adversely affect our ability to commercialize our products, if any, and to generate sales revenues. If regulatory approval of a product is obtained, such approval may involve restrictions and limitations on the use of the product.

Our Research And Development And Marketing Efforts Are Dependent On Corporate Collaborators And Other Third Parties Who May Not Devote Sufficient Time, Resources And Attention To Our Programs, Which May Limit Our Efforts To Successfully Develop And Market Potential Products

     Because we have limited resources, we anticipate entering into a number of collaboration agreements with other companies. At present, however, we have no such agreements. These agreements may be expected to call for our partners to control the supply of bulk or formulated drugs for commercial use or for use in clinical trials; design and execution of clinical studies; process of obtaining regulatory approval to market the product; and/or marketing and selling of any approved product.

     In each of these areas, our partners may not support fully our research and commercial interests since our program may compete for time, attention and resources with the internal programs of our corporate collaborators. As such, we cannot be sure that our corporate collaborators will share our perspectives on the relative importance of our program, that they will commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions. We also rely on several of these collaborators and other third parties for the production of compounds and the manufacture and supply of pharmaceutical products. Additionally, we may find it necessary from time to time to seek new or additional partners to assist us in commercializing our products. It is uncertain whether we would be successful in establishing any such new or additional relationships.

Our Reliance Upon Clinical Trials Conducted In Russia May Have A Material Adverse Affect On Our Research, Development and Fund Raising Efforts

     We have conducted a number of clinical trials at major institutes of the Medical Academy of Sciences in Russia as more fully discussed above under the caption “The Company.” The results of these clinical trials are essential to our further research and development of pharmaceutical products. There can be no assurance that variations between the standards and conventions of such clinical trials in Russia from those in the United States may not have a material impact on the acceptance of such results by either governmental authorities or potential sources of financing of the continued research and development program of the Company or that such results can be duplicated under United States standards and procedures. Accordingly, such variations could have a material adverse impact on the Company and its research and development and financial prospects.

The Results And Timing Of Our Research And Development Activities, Including Future Clinical Trials Are Difficult To Predict, Subject To Future Setbacks And, Ultimately, May Not Result In Any Pharmaceutical Products, Which May Adversely Affect Our Business

     We are focused on the search for new pharmaceutical products. These activities include engaging in discovery research and process development, conducting preclinical and clinical studies, and seeking regulatory approval in the United States and abroad. In all of these areas, we have relatively limited resources and compete against larger multinational pharmaceutical companies. Moreover, even if we undertake these activities in an effective and efficient manner, regulatory approval for the sale of new pharmaceutical products remains highly uncertain since, in our industry, the majority of medical treatments discovered do not enter clinical studies and the majority of therapeutic candidates fail to show the human safety and efficacy necessary for regulatory approval and successful commercialization.

     Preclinical testing and clinical trials must demonstrate that a product candidate is safe and efficacious. The results from preclinical testing and early clinical trials may not be predictive of results obtained in subsequent clinical trials, and we cannot be sure that these clinical trials will demonstrate the safety and efficacy necessary to obtain regulatory approval for any product candidates. A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. In addition, certain clinical trials are conducted with patients having the most advanced stages of disease. During the course of treatment, these patients often die or suffer other adverse medical effects for reasons that may not be related to the pharmaceutical agent being tested. Such events can have a negative impact on the statistical analysis of clinical trial results.

     The FDA approval process, which can take years to complete even assuming success, is comprised of four steps. The Company intends to file for Phase I of the Investigational New Drug Application Stage, step 1 of the overall procedure. Phases II and III must be completed to successfully conclude step 1. Step 2, clinical trials, Step 3, new drug applications (review and approval), and Step 4 (Post-marketing surveys) must be completed as well. See “The Company’s Federal Drug Administration Regulations” below.

     The completion of clinical trials of our product candidates may be delayed by many factors. One such factor is the rate of enrollment of patients. Neither we nor our prospective collaborators can control the rate at which patients present themselves for enrollment, and we cannot be sure that the rate of patient enrollment will be consistent with our expectations or be sufficient to enable clinical trials of our product candidates to be completed in a timely manner or at all. Any significant delays in, or termination of, clinical trials of our product candidates may have a material adverse effect on our business.

     We cannot be sure that we will be permitted by regulatory authorities to undertake clinical trials for any of our product candidates, or that if such trials are conducted, any of our product candidates will prove to be safe and efficacious or will receive regulatory approvals. Any delays in or termination of these clinical trial efforts may have a material adverse effect on our business.

Product Sales, If Any, And Related Financial Results Are Likely To Fluctuate And These Fluctuations May Cause Our Stock Price To Fall, Especially If They Are Not Anticipated By Investors

     Forecasting revenue growth is difficult, especially when there is no commercial history and when the level of market acceptance of the product is uncertain. Forecasting is further complicated by the difficulties in estimating stocking levels by corporate collaborators and in estimating potential product returns. As a result, even assuming our product development efforts are successful, it is likely that there will be significant fluctuations in revenues, which may not meet with market expectations and which also may adversely affect our stock price. Other factors which cause our financial results to fluctuate unexpectedly include the cost of product sales, achievement and timing of research and development milestones, co-promotion and other collaboration revenues, cost and timing of clinical trials, marketing and other expenses and manufacturing or supply disruption.

Because Of Continuing Operating Losses, There Is A Need For Additional Financing, Which If Not Successfully Met Will Likely Result In A Lack Of Liquidity Which Could Adversely Affect The Company

     The Company has been in the development stage since its formation in 1985. We have generated little revenue in the past years and have suffered recurring losses from operation, resulting in an accumulated deficit of $5,244,629 at March 31, 2002.

     For the fiscal year ending December 31, 2001, we realized a net loss of $1,020,301 and expect such losses to continue for the foreseeable future. We have raised approximately $3,667,000 principal amount of subordinated convertible pay-in-kind notes during the period February 20, 2002, through June 14, 2002. We believe that we have sufficient capital to continue as a going concern through the quarter ending September 30, 2003. If we are unable to raise additional capital and/or generate a positive cash flow before our cash is depleted, we will be required to curtail operations substantially. We are seeking to obtain additional funds through public and private equity and debt financings, collaborative or other arrangements with corporate partners, acquisitions or mergers with companies with strong capital positions or cash flow from product sales or from other sources. There is no assurance that we will be able to obtain additional capital if required, or if capital is available, to obtain it on terms favorable to us. We may suffer from a lack of liquidity in the future that could impair our research and development efforts and adversely affect our results of operations.

The Price Of Our Common Stock Has Been And May Continue To Be Highly Volatile

     The market price of our Common Stock is volatile, and we expect it to continue to be volatile for the foreseeable future. For example, during the period January 1, 2001 through May 31, 2002, our Common Stock quoted high bid was $2.63 and a low of $0.16. Negative announcements (such as adverse regulatory decisions, disappointing clinical trial results, disputes concerning patent or other proprietary rights, or operating results that fall below the market’s expectations) could trigger significant declines in the price of our Common Stock. In addition, external events, such as news concerning our competitors, changes in government regulations that may impact the biotechnology industries or the movement of capital into or out of our industry, also are likely to affect the price of our Common Stock.

Manufacturing, Sales And Distribution Related Problems May Create Disruptions That Could Result In A Reduction Of Product Sales Revenue And Damage Commercial Prospects For Products We May Successfully Develop

     Our management has limited sales, distribution and marketing experience, and therefore, if the necessary regulatory approvals are obtained, we intend to market, distribute and sell our products, through a network of qualified independent distributors, agents, and key strategic partners, none of which are currently in place. There are no assurances that we can establish the necessary relationships for marketing and selling products or that the network will successfully implement an effective marketing and sales strategy. We expect to rely on third parties to provide customer service activities and accept and process returns. Although it is anticipated that we will employ a small number of persons to coordinate and manage the activities undertaken by these third parties, we have relatively limited experience in this regard. Any disruption in these activities could impede our ability to sell our products and could reduce sales revenues.

Manufacturing Problems Would Materially Impair Our Competitive Position And Our Possibility Of Achieving Profitability

     We lack the facilities to manufacture our products and do not have an adequate supply of product to begin clinical studies in the United States. If we are unable to contract for manufacturing capabilities on acceptable terms, it would result in the delay of sales, which in turn could materially impair our competitive position, and our possibility of achieving profitability.

If And As Our Products Are Used Commercially, Unintended Side Effects, Adverse Reactions Or Incidents Of Misuse May Occur Which Could Result In Additional Regulatory Controls, And Reduce Sales Of Our Products

     The developmental use of our products will be limited principally to clinical trial patients under controlled conditions and under the care of expert physicians. If these efforts are successful, we cannot predict whether the widespread commercial use of our products will produce undesirable or unintended side effects not evident in our clinical trials or other limited use. In addition, in patients who take multiple medications, drug interactions could occur which can be difficult to predict. Additionally, incidents of product misuse may occur. These events, among others, could result in additional regulatory controls that could limit the circumstances under which the products are prescribed or even lead to the withdrawal of the product from the market.

Uncertainty Relating To Favorable Third-Party Reimbursement May Have A Material Adverse Effect On The Commercial Success of Products We Develop

     In the United States, success in obtaining favorable third-party payment for a new product depends greatly on the ability to present data which demonstrates positive outcomes and reduced utilization of other products or services, as well as cost data which shows that treatment costs using the new product are equal to or less than what is currently covered for other products. Our failure to present such clinical data would adversely affect our ability to obtain favorable third-party reimbursement as well as the commercial success of our products.

Our Dependence on Products Could Have A Material Adverse Affect On The Company’s Financial Condition

     We expect to derive a substantial majority of our revenues from our proprietary development stage products through product licensing and royalty fees. The life cycle of our products, if approved for marketing, is difficult to estimate in terms of current and future technological developments, competition, and other factors. Our failure to successfully commercialize products or to realize significant revenues from the products would have a material adverse effect on our financial condition. As of the date hereof, we have not realized any revenues from the sale of products.

Our Dependence On Scientists And Key Executives Could Have An Adverse Impact The Development And Management Of Our Business

     There is intense competition for qualified personnel in the biotechnology industry, and we cannot be sure that we will be able to attract and retain the qualified personnel necessary for the development and management of our business. Our research and development programs and our business might be harmed by the failure to recruit additional key scientific, technical and managerial personnel in a timely manner. Much of the know-how we have developed resides in our scientific and technical personnel and is not readily transferable to other personnel. We do not maintain “key man” life insurance on any of our employees.

We May Not Be Able To Maintain Adequate Patent Protection Which Would Have A Material Adverse Impact On Our Ability To Develop Commercial Products

     We have three issued United States patents and one patent issued in Australia. Our success and ability to compete effectively will depend, in part, on the strength of our patents and the ability to obtain protection for our products, if any, in foreign markets. No assurance can be given that any patents issued to us will not be challenged, invalidated, or circumvented. Litigation, which could result in substantial cost to us, may also be necessary to enforce any patents issued to us and/or determine the scope and validity of other parties’ proprietary rights.

     We have six United States utility patent applications pending. We also recently filed two patent applications for the exclusive use of antibody to gamma interferon for the treatment of four specific autoimmune diseases. The United States patent position of pharmaceutical companies involves many complex legal and technical issues and has recently been the subject of much litigation. There is no clear policy establishing the breadth of claims or the degree of protection afforded under such patents. As a result, there can be no assurance that any of our patent applications will be approved, except where claims under an application have already been examined and allowed, nor that we will develop additional proprietary products that are patentable. There can be no assurance that any United States patents issued to us will provide us with any competitive advantages or will not be challenged by third parties or that patents issued to others will not have an adverse effect on our ability to conduct our business. We could incur substantial costs in asserting our patent rights and in defending patent infringement suits against us or our executives relating to ownership of, or rights to, patents and other intellectual property of third parties. Such disputes could substantially delay our drug development or commercialization.

     Furthermore, because until November 29, 2000, patent applications in the United States were maintained in secrecy until issue, and are only published now following certain rules, and because publication of discoveries in the scientific and patent literature often lag behind actual discoveries, we cannot be certain that we were the first chronologically to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. In the event that a third party has also filed a patent application for any of its inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office (PTO) to determine priority of the invention, which could result in substantial cost to us, even if the eventual outcome is favorable to us. In the event of an adverse decision as to priority of invention, we would not be entitled to a patent on the invention at issue in the interference proceeding. The PTO or a private party could also institute reexamination proceedings involving us in connection with one or more of our patents, and such proceedings could result in an adverse decision as to the validity or scope of the patents. In addition, there can be no assurance that our patents would be held valid by a court of law of competent jurisdiction. We could be forced to either seek a license to intellectual property rights of others, which may not be available to us on acceptable terms, if at all, or alter our products or processes so that they no longer infringe on the proprietary rights of others.

Governmental Reforms And The Efforts Of Government Entities And Third Party Payors To Contain Or Reduce The Costs Of Health Care May Adversely Affect Our Sales And Limit The Commercial Success Of Our Products

     Health care reform is an area of increasing national and international attention and a priority of many elected officials in the United States. Several proposals to modify the current health care system in the United States to improve access and control costs are currently being considered by federal and state governments. It is uncertain what legislation, if any, will be adopted or what actions governmental or private payors for health care goods and services may take in response to proposed or actual legislation in the United States. We cannot predict the outcome of health care reform proposals or the effect such reforms may have on our business.

We May Face Significant Product Liability Risks, Which May Have A Negative Effect On Our Financial Performance

     The administration of drugs to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs are actually at fault for causing an injury. Furthermore, if we are successful in developing our products, they may cause, or may appear to have caused, serious adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug has been administered to patients for some time. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a negative effect on our financial performance. The Company does not maintain any product liability insurance. Even if the Company obtains product liability insurance, there is no assurance that available amounts of coverage will be sufficient to adequately protect the Company in the event of a successful product liability claim. Thus, we cannot be certain that we will be able to purchase sufficient insurance at an affordable rate and in any event there is an additional risk that claims could exceed coverage limits. Accordingly, if litigation is initiated against the Company, the Company may have to pay all costs associated with the litigation as well as any judgment rendered against the Company. In the event a large judgment is entered against the Company, the Company may not be able to pay the same and the Company could be forced to cease operations. However, the Company believes that it would not be held liable for injuries suffered by participants in its clinical trials because it plans to require each participating patient to execute a waiver of claims as a result of adverse reaction to the Company’s products. There can be no assurance that such waivers will be effective to protect the Company against such claims. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

There Can Be No Assurance That We Can Successfully Compete Against Our Competition, Some Of Whom Have Substantially Greater Capital Research And Development Staff And Facilities Than The Company Or That Technological Advances Will Not Render Our Products Less Competitive Or Obsolete

     The products that we are planning to develop may compete for market share with alternate therapies. A number of companies are pursuing the development of novel products which target the same diseases as we are targeting. Many of these competitors have substantially greater capital resources, research and development staffs and facilities than we do. They may develop and introduce products and processes competitive with those of ours. They represent significant long-term competition for us. For certain of our products, an important factor in competition may be the timing of market introduction of these competitive products. This timing will be based on the effectiveness with which we or the competition can complete clinical trials and approval processes and supply quantities of these products to market. Competition among products approved for sale will be based on, among other things, efficacy, safety, reliability, price, marketing capability and patent position.

FORWARD-LOOKING STATEMENTS

     In addition to historical facts or statements of current condition, this Prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress in our research programs, development of potential pharmaceutical products, prospects for regulatory approval, manufacturing capabilities, market prospects for our products, sales and earnings projections, and other statements regarding matters that are not historical facts. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Our performance and results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth above and in this Prospectus. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the Securities and Exchange Commission. Risks that we anticipate are discussed in more detail in the section entitled “Risk Factors.” Other unanticipated occurrences besides those listed in this Prospectus could also adversely affect us.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of Common Stock reserved for, or issued upon, conversion of the Convertible Debt or from the sale of Common Stock issuable upon exercise of the warrants held by Selling Stockholders covered by this Prospectus. See the “Selling Stockholders” section of this Prospectus, which follows, for more information. We have, however, received loan proceeds from the private placement of our Convertible Debt to Selling Stockholders and, if the Investment Option to purchase Convertible Debt was to be fully exercised, we would receive additional loan proceeds of $151,050. If all the Warrants were to be exercised, we would receive aggregate proceeds of $702,770.

SELLING STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Selling Stockholders as of May 31, 2002, and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See “Plan of Distribution.”

     In connection with the placement of the Convertible Debt, we agreed with the Selling Stockholders to file, and have filed, a registration statement under the Securities Act of 1933, as amended, registering the shares of Common Stock underlying the Convertible Debt (“Convertible Debt Shares”), and the registration statement covering the Shares became effective in October, 2001. If at any time prior to September 30, 2004, we fail to maintain the effectiveness of such registration, the holders can demand that we register their Shares. The Company also is obligated to register the shares underlying the Convertible Debt for which the Investment Option may be exercised, and Warrant Shares as described herein.

     The information presented below is based on data furnished to us by the Selling Stockholders. The number of Shares that may be actually sold by the Selling Stockholders will be determined by the Selling Stockholders. Because each Selling Stockholder may sell all, some or none of the shares of Common Stock that it owns, no estimate can be given as to the number of shares of Common Stock that will be owned by the Selling Stockholders upon termination of the offering.

	Number of Shares
	Beneficially Owned	Number of Shares
Name of Selling Stockholder	Prior to Offering	Being Offered

Alexander L. and Linda Cappello Family Trust (1)(9)	2,030,500	1,920,500
Robert & Ellen Deutschman Family Trust(2)	1,532,518	1,532,518
Thomas Pernice(3)(6)(9)	1,318,599	1,208,599
Gerard Cappello(4)(6)	971,481	971,481
Doris Ruff(6)(8)	459,436	459,436
Graham Beachum(6)	453,559	453,559
Karpnale Investment PTE(6)	449,312	449,312
Bio-Shenk Investment(6)	279,012	279,012
Jeff Lotman(6)	230,806	230,806
Gerald Bedrin(6)	229,716	229,716
Earl Gales(6)	226,540	226,540
Lawrence Fleischman(6)	227,848	227,848
Harold Kaufman(6)	226,644	226,644
Thomas Turner(6)	225,116	225,116
John Bendheim(6)(9)	224,224	114,224
Bothwell International(6)	182,183	182,183
Leon Watne(6)	164,140	164,140
Stephen and Brenda Delaney(6)	153,758	153,758
Murdeen Johnson(6)	138,010	138,010
Brad Farmer(6)	137,540	137,540
Charles and Phyllis Tighe(6)	114,078	114,078
Robert Hayman(6)	114,616	114,616
Howard Posner(6)	114,616	114,616
Jonathan Shapiro(6)	112,944	112,944
Kenneth Staub(6)	112,371	112,371
Lloyd Brune(6)	114,766	114,766
Robin Ferracone(6)	114,408	114,408
Don Montague(6)	113,896	113,896
Paul and Leslie Aronzon(6)	113,324	113,324
Matthew Dolan(6)	113,324	113,324
Arthur Miles(6)	113,324	113,324
Greg Nagel(6)	112,840	112,840
Gary and Gloria Gottesman(6)	111,456	111,456
William Ross(6)	111,456	111,456
Bonchar LTD(6)	91,164	91,164
Cort Wagner(6)	68,988	68,988
Thomas Bendheim(6)(7)	68,612	68,612
Gregory Sain(6)	57,308	57,308
Carl Peterson(6)	57,172	57,172
John and Carolyn Alt(6)	56,992	56,992
David and Andrea Szott(6)	56,660	56,660
Blossom Deutschman(6)	56,540	56,540
Arlene Rohkohl(6)	56,360	56,360
John Lloyd(6)	55,608	55,608
Ted and Susan Samuelson(6)	55,176	55,176
Roberta Wieman(6)	45,980	45,980
Blake Mirkin(6)	45,980	45,980

	Number of Shares
	Beneficially Owned	Number of Shares
Name of Selling Stockholder	Prior to Offering	Being Offered

Howard Berman(6)	45,848	45,848
Charles A. and Sophia Pernice(6)	45,848	45,848
Greg and Rajshree Chapman(6)	45,328	45,328
Leonard Kirtman(6)	45,093	45,093
Nancy Aossey(6)	28,632	28,632
Michael Bascetta, Jr.(6)	27,864	27,864
Charles Pernice, Esq.(6)	22,996	22,996

(1)	Shares held by the Alexander L. and Linda Cappello Family Trust include warrants and options granted by the Company to Alexander L. Cappello to purchase an aggregate 110,000 shares of Common Stock of the Company at $0.25 per share (such warrants and options collectively “Board Warrants”), but neither the Board Warrants nor the underlying shares are being registered hereunder; includes warrants held by his Family Trust to purchase 1,598,216 of the Warrant Shares which are being registered hereunder. Includes 114,588 Shares underlying Convertible Debt held by the Family Trust and includes the right to acquire 207,696 shares of Common Stock upon exercise of an option to purchase up to $51,924 principal amount of Convertible Debt at par and the subsequent conversion of such Convertible Debt. Mr. Cappello is Chairman of the Board of the Company, and since May 2000 has served as a member of the Board of Directors.

(2)	Shares held by the Robert and Ellen Deutschman Family Trust include warrants to purchase 1,248,003 of the Warrant Shares, which are being registered hereunder, and includes the right to acquire 169,927 shares of Common Stock, upon exercise of an option to purchase up to $42,481 principal amount of Convertible Debt at par, and the subsequent conversion of such Convertible Debt.

(3)	Shares held by Thomas Pernice include warrants to purchase 1,042,443 of the Warrant Shares which are being registered hereunder; the right to acquire 166,156 shares of Common Stock upon exercise of an option to purchase up to $41,539 principal amount of Convertible Debt at par, and the subsequent conversion of such Convertible Debt; and also includes Board Warrants to purchase 110,000 shares of Common Stock, but neither the Board Warrants nor the underlying shares are being registered hereunder. Since April 2001, Mr. Pernice has served as a member of the Board of Directors.

(4)	Shares held by Gerard Cappello include warrants to purchase 796,473 of the Warrant Shares which are being registered hereunder, 114,588 Shares underlying Convertible Debt, and the right to acquire 60,420 shares of Common Stock upon exercise of an option to purchase up to 15,105 principal amount of Convertible Debt at par, and the subsequent conversion of such Convertible Debt. Mr. Cappello is the sole shareholder, president and chief executive officer of Cappello Capital Corp. and is the brother of Alexander Cappello.

(5)	Shares held in the name of John Bendheim include Board Warrants to purchase 110,000 shares of Common Stock at $0.25 per share, but neither the Board Warrants nor the underlying shares are being registered hereunder; and includes 108,744 Shares underlying Convertible Debt held by a trust for the benefit of his minor child. Since June, 2000, Mr. Bendheim has served as a member of the Board of Directors.

(6)	Represents the number of Shares underlying the principal amount of the Convertible Debt purchased by this Selling Stockholder, together with accrued interest thereon through December 31, 2001, paid in additional Convertible Debt (in lieu of cash).

(7)	Shares held in the name of Thomas Bendheim include ownership of 65,280 Shares underlying Convertible Debt held by trusts for the benefit of his minor children.

(8)	Shares held in the name of Doris Ruff includes 109,347 Shares underlying Convertible Debt beneficially owned by her as trustee of a revocable trust for her benefit.

(9)	Assuming all Shares to be registered are sold in the offering, then the percent of the Common Stock owned after the offering would be less than 1%.

PLAN OF DISTRIBUTION

     Sales of the Shares are for the Selling Stockholders’ own account. We will not receive any proceeds from the sale of the Shares offered hereby. The Selling Stockholders may sell the Shares from time to time, as market conditions permit on the OTC Bulletin Board, or otherwise, through brokerage transactions, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The aforementioned methods of sale may not be all-inclusive.

     Any broker-dealer acquiring the Shares in the over-the-counter market from the holder may sell the Shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market, at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares hereunder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (“Act”); any commissions received by them and profits on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Act. Any such commissions, as well as other expenses of the Selling Stockholders and applicable transfer taxes, are payable by such parties, as the case may be.

     In order to comply with certain states’ securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”), any person engaged in the distribution of our Common Stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to our Common Stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and without limiting the foregoing, each Selling Stockholder will be subject to the applicable provisions of the Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Stockholders. The foregoing may affect the marketability of the Shares.

     We entered into an agreement with the Selling Stockholders in connection with the private placement of Convertible Debt and the issuance of the Warrants, respectively, which required us to register the Selling Stockholders’ Convertible Debt Shares and the Warrant Shares under applicable federal and state securities laws. Except with respect to the holders of the Warrants, the registration rights agreement provides for cross-indemnification of the Selling Stockholders and us and our respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the shares of our Common Stock, including liabilities under the Act and requires the Selling Stockholders and us to contribute to payments the parties may be required to make in respect thereof.

LEGAL PROCEEDINGS

     The Company is not the subject of any pending legal proceeding; and to the knowledge of management, no proceedings are presently contemplated against the Company by any federal, state or local governmental agency.

     Further, to the knowledge of management, no director or executive officer is party to any action in which such director or executive officer has an interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the names and nature of all positions and offices held by all directors and executive officers of the Company as of June 14, 2002, and the period or periods during which each such director or executive officer served in his or her respective positions.

Name	Age	Position Held	Director Since

Simon Skurkovich, M.D.	79	Chairman Emeritus, Director, and Director of Research and Development	November, 1985
Alexander L. Cappello	46	Chairman of the Board, Director(1)(2)(3)	April, 2000
Edmond F. Buccellato	57	President and Chief Executive Officer, Director(3)	November, 1995
Thomas J. Pernice	40	Treasurer and Secretary, Director(3)	April, 2001
William M. Finkelstein	42	Chief Financial Officer	N/A
Lawrence Loomis	58	Director(2)	December, 1986
Leonard Millstein	60	Director(3)	December, 1986
Boris Skurkovich, M.D.	47	Director(2)	December, 1986
John M. Bendheim	48	Director(1)(2)(3)	June, 2000
Richard P. Kiphart	60	Director	June, 2002

(1)	Member of the Audit Committee of the Board of Directors.

(2)	Member of the Compensation Committee of the Board of Directors.

(3)	Member of the Executive Committee of the Board of Directors.

Term of Office

     Each director serves for a term of one year or until his successor is duly elected once qualified. The Company’s officers are appointed by the Board of Directors and hold office at the discretion of the Board.

Biographical Descriptions of Directors and Officers

     John M. Bendheim — Since June 2000, Mr. Bendheim has served as a member of the Board of Directors. Mr. Bendheim is Chairman of the Cedars-Sinai Medical Center Board of Governors in Los Angeles, California and President of Bendheim Enterprises, Inc., a real estate investment holding company. He received his B.S. degree in Business Administration in 1975 and his M.B.A. in 1976 from the University of Southern California.

     Edmond F. Buccellato — Since April, 2001, Mr. Buccellato has served as President and Chief Executive Officer. Mr. Buccellato served as President and Chief Operating Officer of the Company from September 1, 2000 to December 12, 2000. Mr. Buccellato served as Chief Executive Officer and a member of the Board of Directors from 1995 to August 31, 2000. He was co-founder, member of the Board of Directors and Vice President of Finance of Phase Medical, Inc., an infusion therapy company sold to Becton Dickinson in 1994. He was also co-founder, member of the Board of Directors and Vice President of Finance of Synergistic Systems, Inc., a company that became the largest medical billing company in the western United States. He also is co-founder and member of the Board of Directors of Polymer Safety, LLC, a manufacturer of synthetic medical and industrial examination gloves and co-founder and member of the Board of Directors of Physicians’ Choice LLC, a medical billing company. Mr. Buccellato received his undergraduate degree from California State University at San Diego, and his graduate degree from the University of Southern California.

     Alexander L. Cappello — Since April, 2001, Mr. Cappello has served as Chairman of the Board. Since May 2000, Mr. Cappello has served as a member of the Board of Directors. Mr. Cappello is Chairman and Chief Executive Officer of Cappello Group, Inc., a merchant banking firm, facilitating equity and project financing since 1975. Currently, he is a Member of the Board of Directors of the following: Cappello Group, Inc., RAND Corporation (Center for Middle East Public Policy), CytRx Corporation (NASDAQ), Independent Colleges of Southern California (ICSC), USC Marshall School of Business Entrepreneur Advisory Council, USC Advancement Council, USC Marshall School of Business, Chairman of Catholic Big Brothers of Los Angeles, Chairman of the International Board of the Young Presidents’ Organization for 2003-2004. He received his B.S. Degree in finance (Order of the Palm) from the University of Southern California in 1977.

     Formerly, Mr. Cappello was a Member of the Board of Directors of the following; Koo Koo Roo, Inc. (NASDAQ), Arcus Data Security, Inc. (NASDAQ), Maritime Bank of California (OTC), Executive Publications, Inc., and The Joffrey Foundation.

     Richard P. Kiphart — Since June, 2002, Mr. Kiphart has served as a member of the Board of Directors. Mr. Kiphart is the Head of Corporate Finance for the investment firm of William Blair & Company, L.L.C. Mr. Kiphart has been with William Blair for over 36 years. Mr. Kiphart received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

     Lawrence Loomis — Since 1986, Mr. Loomis has served as a member of the Board of Directors. Mr. Loomis is President and majority shareholder of New Horizons Diagnostics, Inc., a company that develops bacteriological screening methods, monoclonal antibodies for detection of various infectious disease agents, and rapid bacterial and viral assay kits. Prior to founding New Horizons Diagnostics, Inc. in 1980, Mr. Loomis was in charge of the Immunology Department for BBL, a division of Becton Dickinson. Mr. Loomis received his undergraduate degree in chemistry from New York University and his graduate degree in Chemistry from City University.

     Leonard Millstein — Since 1986, Mr. Millstein has served as a member of the Board of Directors. Mr. Millstein received his MSCE and Ph.D. in civil engineering from Moscow State Construction University in 1964 and 1974, respectively. After immigrating to the United States in 1978, he held teaching positions at Howard University in Washington D.C. and Johns Hopkins University in Baltimore, Maryland. He has over 200 publications and is a member of the American Concrete Institute and American Society of Civil Engineers. From 1981 to the present, he has been a CEO of Radcon Products, a company involved in manufacturing of proprietary concrete sealants. From 1990 until the present, he has been a Chairman of the Board of TTLTIC, a private consulting company.

     Thomas J. Pernice — Since April, 2001, Mr. Pernice has served as the Treasurer and Secretary of the Company and as a member of the Board of Directors. Mr. Pernice is a managing director of Cappello Group, Inc., a merchant banking firm. Prior to joining the Cappello Group in January, 1999, Mr. Pernice served as a senior corporate executive in government and industry for more than 17 years. Most recently, he was Vice President, Public Affairs and a corporate officer for Dole Food Co. Inc. (NYSE:DOL), reporting to the chairman and CEO, David H. Murdock. He also served in similar capacities for the conglomerate of publicly and privately held business interests of Mr. Murdock, including the Castle & Cooke Inc. real estate company, formerly (NYSE:CCS), now privately held. Prior to joining Dole Food Co., Mr. Pernice served in the White House for more than seven years in various capacities for the Reagan and Bush administrations. Mr. Pernice earned a bachelor of arts degree from the University of Southern California in 1984 .

     Boris Skurkovich, M.D. — Since 1986, Mr. Skurkovich has served as a member of the Board of Directors, and from that same date until December 2000, he was a Vice President of the Company. He completed a clinical and research fellowship at the Maxwell Finland Laboratory for Infectious Diseases, Boston City Hospital, Boston, Massachusetts, and presently is a professor at Brown University Medical School. He has collaborated with his father, Simon Skurkovich, M.D., on the development of the Company’s treatment of autoimmune diseases. Dr. Skurkovich received his M.D. from the Moscow State Medical Institute.

     Simon Skurkovich, M.D. — Since April, 2001, Dr. Skurkovich has served as Director of Research and Development. From 1985 until September 2000, Dr. Skurkovich served as Chairman of the Board of Directors. He has been granted five patents in Russia, and eight in the United States. He is the creator of immune preparations from human blood against antibiotic resistant bacteria that saved thousands of lives in the Soviet Union and Eastern Europe. In Russia, he was professor and Chief of the Immunology Laboratory of the Institute of Hematology and Blood Transfusion and was awarded gold and silver medals for his scientific discoveries. His laboratory also was awarded the nation’s highest honor, the Lenin Prize, for his patented work. Dr. Skurkovich received an M.D., Ph.D. and a doctorate in medical sciences (D.Sc.) from Pirogov State Medical Institute in Moscow. He has written more than 200 articles for scientific publications.

Family Relationships

     The only known family relationship between any directors is Simon Skurkovich, father to Boris Skurkovich, and father-in-law to Leonard Millstein.

Involvement in Certain Legal Proceedings

     During the past five years, no present director or executive officer of the Company has been the subject matter of any of the following legal proceedings:

     (a)  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (b)  any criminal convictions;

     (c)  any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (d)  any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law.

     Further, no such legal proceedings are known to be contemplated by governmental authorities against any director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth the Common Stock ownership, including options to purchase stock, of each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company’s Common Stock, each director individually and all officers and directors of the Company as a group as of June 14, 2002. Each person has sole voting and investment power with respect to the shares of Common Stock shown, unless otherwise noted, and all ownership is of record and beneficial. As of June 14, 2002, the Company had 42,570,578 shares of Common Stock outstanding.

	Number of Shares
Name and Address of Owner	Beneficially Owned		Percentage of Total

Richard P. Kiphart	12,000,000	(1)	21.99%
222 W. Adams St Chicago, IL 60606

Boris V. Skurkovich, M.D.	5,037,270	(2)	11.83%
18 Blaisdell Ave Pawtucket, RI 01860

Leonard Millstein and	4,176,809	(3)	9.81%
Ellen Millstein 1677 Calle Alta La Jolla, CA 92037

Simon Skurkovich, M.D.	2,876,770	(4)	6.61%
802 Rollins Avenue Rockville, MD 20852

Edmond F. Buccellato 6355 Topanga Canyon Boulevard, Suite 510	2,306,443	(5)	5.37%
Woodland Hills, CA 91367

Alexander L. Cappello	2,030,500	(6)	4.55%
1299 Ocean Avenue Suite 306 Santa Monica, CA 90401

Lawrence Loomis	1,535,000	(7)	3.60%
9110 Red Branch Road Columbia, MD 21045

Thomas J. Pernice	1,318,599	(8)	3.02%
1299 Ocean Avenue, Suite 306 Santa Monica, CA 90401

John M. Bendheim	224,224	(9)	*
2001 S. Barrington Street Suite 100 Los Angeles, CA 90025

All officers and directors as a group (10)			52.88%

(1)	Shares held in the name of Richard P. Kiphart include the right to acquire 2,000,000 shares, upon the conversion of $500,000 principal amount of the Company’s 2002 Subordinated Convertible Pay-In-Kind Notes due September 30, 2004 (“2002 Convertible Notes Due 2004”) and the right to acquire 10,000,000 shares, upon the conversion of $2,500,000 principal amount of the Company’s 2002 Subordinated Convertible Pay-In-Kind Notes Due June 1, 2006 (“2002 Convertible Notes Due 2006”).

(2)	Shares held in the name of Boris Skurkovich include shares held in his name (720,270), and shares held in the name of Carol Marjorie Dorros (2,085,000), Samuel Skurkovich (1,101,000), and Samuel Aaron Skurkovich (1,121,000) and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share.

(3)	Leonard and Ellen Millstein are husband and wife. Shares held in their names comprise shares held in his name (565,100), shares held in her name (2,713,359); shares held in the name of William Millstein (888,350 shares), and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share. Mr. Millstein and Mrs. Millstein disclaim beneficial ownership of the shares held in the other’s name and disclaim that they are part of any “group” for SEC purposes.

(4)	Shares held in the name of Simon Skurkovich include options to purchase up to 300,000 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 623,000 shares of Common Stock at an exercise price of $0.10 per share, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share. Simon Skurkovich is the father of Boris Skurkovich and Ellen Millstein but disclaims beneficial ownership of the shares attributed to both of them and disclaims that the three of them are part of a “group” for SEC purposes.

(5)	Shares held in the name of Edmond F. Buccellato comprise shares held in his name (400,000), and shares held in the names of Edmond F. and Leana J. Buccellato Living Trust (1,331,666 shares), Amy Buccellato (58,400 shares), Matthew Buccellato (60,490 shares) and Buccellato & Finkelstein, Inc. (88,334). Includes options to purchase up to 105,543 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 50,000 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 50,000 shares of Common Stock at an exercise price of $0.20 per share; options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, as well as the right to acquire 40,000 shares of Common Stock upon the conversion of $10,000 principal amount of the Company’s Convertible Subordinated Debt due September 30, 2004 (“Convertible Debt”), and the right to acquire 112,000 shares of Common Stock upon the conversion of $28,000 principal amount of the Company’s 2002 Convertible Notes.

(6)	Shares held in the name of Alexander L. Cappello include warrants held in his name to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, warrants assigned by Cappello Capital Corp. (“CCC”) to the Alexander L. and Linda Cappello Family Trust (“Family Trust”) to purchase 1,598,216 shares of Common Stock at an exercise price of $0.15 per share, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share. Also includes the right of the Family Trust to acquire 114,588 shares of Common Stock upon conversion of Convertible Debt, and the right to acquire 207,696 shares of Common Stock upon exercise of an option to purchase up to $51,924 principal amount of Convertible Debt at par and the conversion of such Convertible Debt.

(7)	Includes shares held in the names of Lawrence Loomis (1,325,000 shares) and New Horizons Diagnostics, Inc. (200,000 shares), and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share.

(8)	Shares held in the name of Thomas J. Pernice include warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, warrants assigned by CCC to purchase 1,042,443 shares of Common Stock at an exercise price of $0.15 per share, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share. Also, includes the right to acquire 166,156 shares of Common Stock upon exercise of an option to purchase up to $41,539 principal amount of Convertible Debt at par and the conversion of such Convertible Debt, which option CCC assigned to him.

(9)	Shares held in the name of John M. Bendheim comprise warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, and the right to acquire 114,224 shares of Common Stock upon conversion of Convertible Debt held by a trust for the benefit of his minor child, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share.

(10)	Includes 2,940,659 shares of Common Stock underlying warrants, 1,208,543 shares of Common Stock underlying options and 12,754,664 shares of Common Stock underlying outstanding Convertible Debt, 2002 Convertible Notes Due 2004 and 2002 Convertible Notes Due 2006.

*	Represents less than 1% of the outstanding Shares of Common Stock.

DESCRIPTION OF SECURITIES

Common Stock and Preferred Stock

     The Company’s authorized capital stock consists of 100,000,000 authorized shares of common stock, $.001 par value, and 20,000,000 authorized shares of preferred stock, $.001 par value (“Preferred Stock”). The Certificate of Incorporation (“Certificate”) authorizes a class of preferred stock commonly known as a “blank check” preferred stock. The Preferred Stock may be issued from time to time in one or more series, and the Board of Directors, without further approval of the Company’s stockholders, is authorized to fix the relative rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. Such shares of Preferred Stock, if and when issued, may have rights, powers and preferences superior to those of the Common Stock.

     The holders of Common Stock are entitled to one (1) vote for each share on all matters voted on by stockholders, including the election of directors and, except as otherwise required by law, or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock, exclusively possess all voting power. The holders of Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. Subject to any preferential rights of any outstanding series of Preferred Stock designated by the Board of Directors from time to time, the holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of the Company available for distribution to such holders.

     The Certificate provides that directors may be removed with or without cause, and only upon the affirmative vote of holders of at least 66-2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, subject to any rights of holders of Preferred Stock; provided, however, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of Common Stock will be required for approval of such action.

     The Certificate contains provisions requiring the affirmative vote of the holders of at least 66-2/3% of the voting power of the voting stock, to amend certain provisions of the Certificate, or to amend any provision of the Bylaws; provided, however, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of Common Stock will be required for approval of such action.

     As of February 28, 2002, there were approximately 1550 holders of record of our Common Stock. This number does not include those beneficial owners whose securities are held in street name. We estimate that the total number of record and beneficial stockholders is more than 3,500.

Subordinated Convertible Debt

     During the year ended December 31, 2000, the Company sold in a private placement to accredited investors an aggregate of $1,510,500 in principal amount of 10% Convertible Subordinated Debt due September 30, 2004. Under the terms of the Convertible Debt, the principal bears interest at 10% per annum payable semi-annually in cash or in additional convertible subordinated debt, and is convertible into shares of Common Stock of the Company at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company sold the Convertible Debt to accredited investors pursuant to Section 4(2) of the Act, and Rule 506 of Regulation D, promulgated under the Act.

     As of June 14, 2002, the Company sold an aggregate $2,520,000 principal amount of its 2002 Subordinated Convertible Pay-In-Kind Notes due June 1, 2006 (“2002 Convertible Notes Due 2006”), in a private placement to accredited investors, paid in cash. The 2002 Convertible Notes Due 2006 bear interest at the rate of 11% per annum payable semi-annually in cash or additional 2002 Convertible Notes Due 2006. In connection with the placement of such 2002 Convertible Notes Due 2006, the Company is obligated to pay a fee of $60,000 in cash. The 2002 Convertible Notes Due 2006 are convertible in shares of Company Common Stock at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company offered the 2002 Convertible Notes Due 2006 pursuant to Section 4(2) of the Act and Rule 506 of Regulation D.

     During the period February 20, 2002, through June 14, 2002, the Company sold an aggregate $1,147,500 principal amount of its 2002 Subordinated Convertible Pay-In-Kind Notes due September 30, 2004 (“2002 Convertible Notes Due 2004”), in a private placement to accredited investors, paid in cash. The 2002 Convertible Notes Due 2004 bear interest at the rate of 11% per annum payable semi-annually in cash or additional 2002 Convertible Notes Due 2004. In connection with the placement of $75,000 principal amount of such 2002 Convertible Notes Due 2004, the Company is obligated to pay a fee of 7%, in cash, together with an option to purchase $7,500 principal amount of 2002 Convertible Notes Due 2004 (or a similar amount for a warrant to purchase shares of Company Common Stock) exercisable for a period of ten years. The 2002 Convertible Notes Due 2004 are convertible into shares of Company Common Stock at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company offered the 2002 Convertible Notes Due 2004 pursuant to Section 4(2) of the Act and Rule 506 of Regulation D.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES AND LIABILITIES

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, such person may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in the view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     The Certificate of Incorporation of the Company provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (which term includes any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith and such indemnification will inure to the benefit of the indemnitee’s heirs, executors and administrators.

     There is no pending material litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the provisions of the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

THE COMPANY

     Advanced Biotherapy, Inc. is a corporation organized and existing under the laws of the State of Delaware, headquartered in Woodland Hills, California. We are a biotechnology company developing therapeutics for a range of autoimmune diseases based on an anti-cytokine platform technology. Cytokines are soluble components of the immune system that are largely responsible for regulating the immune response. When overproduced, as in certain autoimmune diseases, interferons and cytokines can lead to immune system disturbance and inflammation. This results in localized tissue damage and leads to the pathology seen in autoimmune diseases (AD). The Company plans to develop drugs designed to reduce the levels of certain cytokines.

     We plan to develop drugs through out-licensing arrangements that may effectively treat a range of autoimmune diseases. Our technology is based upon the work of Dr. Simon Skurkovich and Dr. Boris Skurkovich who first suggested that autoimmune disease may be the result of augmented cytokine production (Nature, Vol. 241, P 551-552, 1974). We have conducted a number of clinical trials at major institutes of the Medical Academy of Sciences in Russia, in which we have evaluated the efficacy of a series of polyclonal antibodies, raised against a variety of cytokines, in autoimmune diseases such as rheumatoid arthritis (RA), multiple sclerosis (MS) and acquired immunodeficiency disease (AIDS).

     In two randomized, placebo-controlled, double blind trials conducted in Russia, we believe we have demonstrated efficacy of our anti-cytokine strategy in both RA and MS. These studies have permitted us to determine which cytokines are most active in the AD process, and therefore, which need to be reduced to treat the disorder. With a five-day treatment course, statistically significant and clinically relevant responses were obtained that persisted for as long as one year after treatment termination in the MS studies and for one month in the RA studies.

     The Company also intends to file for Phase I Investigational New Drug Applications (IND’s) with the United States Food and Drug Administration (FDA) for two specific autoimmune diseases. An IND may be submitted for one or more phases of an investigation. The clinical investigation of a previously untested drug is generally divided into three phases. Phase 1, the initial phase, includes the initial introduction of an investigational new drug into humans. Phase 1 studies are typically closely monitored and may be conducted in patients or normal volunteer subjects. These studies are designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. Successful completion of Phases I, II and III of the FDA process precedes the FDA mandated clinical trial process and new drug application process (review and approval), all of which must be successfully completed to obtain FDA approval to market the Company’s products. At this stage, the Company intends that such clinical investigations will be conducted under a contractual arrangement with one or more clinical research organizations (CRO’s), although the Company has not yet made any such arrangement.

     Prior to marketing the Company’s development stage products, the Company must obtain regulatory approval from the United States Food and Drug Administration (“FDA”). The Company is not sufficiently funded to allow it to complete the product development process, obtain FDA approval, and market its products. However, the Company plans to seek additional financing through the private sale of restricted securities to investors, enter into joint ventures or licensing or similar arrangements with large pharmaceutical companies to provide the funding necessary for additional activities. There can be no assurance that the Company will enter into any such arrangements, obtain the appropriate regulatory approvals, or develop, manufacture, market, or distribute commercially viable products.

     To date, the Company’s activities have consisted primarily of research, development and human clinical testing. Such activities have resulted in accumulated deficit of $5,244,629 at March 31, 2002. The Company anticipates that it will incur substantial losses in the foreseeable future as a result of its continued product development. There are no assurances that the Company will be successful in completing its product development, receive FDA approval, implement manufacturing operations and commercially market its development stage products.

     As of June 3, 2002, the Company entered into a Cooperative Research And Development Agreement (CRADA) with the Department of Energy’s (DOE) Pacific Northwest National Laboratory (PNNL)for a project entitled “Anti-Cytokine Antibodies for Treating Immune Mediated Diseases” for the development of a high affinity humanized antibodies to gamma interferon. The research is funded through the “Initiatives for Proliferation Prevention Program (IPP),” a DOE program. Under the terms of the CRADA, Battelle, which operates PNNL for the DOE, will grant the Company a non-exclusive, non-transferable, royalty-free, field-of-use license to any inventions Battelle derives under this CRADA. If the Company obtains the right to sublicense, the sublicenses must be royalty-bearing, and, subject to negotiation, the Company will pay a reasonable royalty to Battelle, which will share prospective royalties with the Russian research facilities, upon commercialization of the antibodies. The initial humanized antibody development is being funded and conducted at the Institute of Immunological Engineering, a Biopreparat institution located in Moscow, Russia, and with scientists at PNNL, located in Richland, Washington. The availability of future additional funding by the DOE is based on the progress of the research.

Patent Status

     As of December 25, 2001, the Company has been issued United States Patent No. 6,333,032 for the exclusive use of interferon-gamma (IFN-(gamma)) antibodies including humanized and fully human (as well as other antibody types) as a monotherapy to treat five diseases of autoimmune etiology: Multiple Sclerosis, Rheumatoid Arthritis, Juvenile Rheumatoid Arthritis, Psoriatic Arthritis and Ankylosing Spondylitis. Management believes that this patent is a critical milestone for the Company. The Company believes that its most recently issued patent gives the Company patent protection for a new anti-cytokine approach to treating different autoimmune diseases, including the foregoing five specific diseases principally as an injectable treatment. The Company’s patented treatment also uses various methods to neutralize or block specific combinations of cytokines and their receptors. In management’s opinion, the Company’s patented approach is broader in scope than certain other patented treatments.

     The Company also has been issued United States Patent Nos. 5,626,843 and 5,888,511, and Australia Patent No. 730498. The Company also has ten United States utility patents pending filed between December 22, 1997, and February 24, 2000, which have now been consolidated into six (6) pending utility patent applications. In addition, the Company has patent applications pending for the exclusive use of any form of antibody (including humanized and fully human antibodies) to gamma interferon for the treatment of Crohn’s Disease, Psoriasis, Vitiligo and Alopecia Areata. The Company also has two foreign applications pending in Europe and Canada and one PCT application.

Business Objective

     The business strategy of the Company is twofold in nature and involves the engagement of a corporate partner to assist in the clinical development of its drug treatments for autoimmune disorders. This will involve, upon the identification of such a partner, the filing of the necessary documents with the FDA, conducting clinical trials and obtaining the necessary new drug application regulatory approvals. The Company does not intend to market its drug products if they are approved by the FDA, but will instead seek a licensing and royalty arrangement with a corporate partner who will market the product when and if it is approved. However, as noted above, the Company intends that the Phase I investigations will be conducted under contract to one or more CRO’s. The Company believes that if such investigations are successful, the Company will be in a better position to seek potential corporate partners with respect to the drug treatments involved.

     The second element of the Company’s business strategy is to seek out merger and acquisition candidates that can either expand the Company’s technology base in the area of autoimmune disease therapeutics or bring approved products into the Company that will generate recurring revenue.

     The amount spent on research and development by the Company for the fiscal year ended December 31, 2001, 2000 and 1999 was $133,747, $39,579 and $156,280, respectively.

Technical Background

     The Company’s main biotechnology platform involves the use of antibodies directed against certain carefully selected cytokines. An antibody is a protein that is secreted by cells in the blood and is part of the body’s natural defense system against foreign invaders such as viruses or bacteria. Antibodies seek out and selectively bind to their targets, triggering such effects as neutralizing toxins and marshaling the immune system against infectious microorganisms and cancer cells. The Company believes that its development-stage antibody treatment removes or neutralizes certain interferons and cytokines. These are soluble components of the immune system that are largely responsible for regulating the immune response and inflammation. During certain ADs, such as RA, MS and Type I diabetes, certain interferons (IFN) and other cytokines are over produced by the human body which results in localized damage to organs and tissues and constitutes the pathology of AD.

     In particular, interferon-alpha (IFN-(alpha)) or interferon-gamma (IFN-(gamma)) is known to trigger or exacerbate ADs in animals prone to AD, and in patients who have had underlying autoimmune conditions or a predisposition to them. In animal models of a number of human ADs, the administration of antibodies to IFN-(alpha) or IFN-(gamma) halted or delayed these diseases. This includes antibodies to IFN-(gamma) given to:

1.	New Zealand Black and White mice known to develop a severe AD similar to systemic lupus erythematosus in humans.

2.	Lewis rats afflicted with actively-induced experimental AD of the peripheral nervous system.

3.	NOD mice, an animal model of human Type I Diabetes.

4.	BB/Wor rats, a diabetes-prone strain, and CBA/J mice, a strain susceptible to experimental autoimmune thyroiditis (EAT).

     In all the foregoing cases, the anti-IFN-y antibodies suppressed or reduced the disease.

     The biological basis for which the immune system launches an immune response directed against a “self antigen” is still considered unclear. Many of the autoimmune diseases are, however, associated with identifiable antigens of the Human Leukocyte Antigen (HLA) complex, specifically, the Class II proteins. The cells which constitute the immune system are not confined to one location or organ, so there is a need for them to communicate with each other in order for the various components (mediator cells, phagocytic cells, T-cells and B-cells) of the system to function in a coordinated manner. The agents, which effect this communication, are the cytokines. Biochemically, the cytokines are small proteins or polypeptides and include the interferons, IFN, (alpha, beta and gamma), as well as the Interleukins (IL) and the Tumor Necrosis Factors (TNF), that include TNF alpha (TNF-(alpha)) and TNF beta (TNF-(beta)).

     The cytokines are divisible into the pro-inflammatory (IL-1, 2 and 12, INF-(gamma), INF-(alpha), TNF-alpha and TNF-beta) and the anti-inflammatory cytokines (IL-4, 5, 6, 10, 13 and IFN-Beta). Transforming growth factor (TGF)-beta is also an anti-inflammatory cytokine.

     There is substantial data in the literature documenting that upon immune system activation, the cytokines spring into action in a coordinated manner that can best be described as a pseudo-cascade. Each cytokine has a specific role in the coordination of the immune response and in the inflammatory process. Cytokine interactions with cells can result in cell proliferation, suppression, or differentiation and may also result in the synthesis of other cytokines by the target cell.

IFN-(Gamma) as a Therapeutic Target

     The cytokine pseudo-cascade is initiated by IFN-(gamma) which is followed by the production of other inflammatory cytokines such as TNF-(alpha) and IFN-(alpha) that exert effects on yet other cells which result in the actual pathology of various ADs. The relevant cascade for the production of killer T-Cells (TH-1 Line) is as follows:

     IFN-(gamma)+IL1+antigen— Killer T cell— TNF-(alpha) + IFN-(gamma) + IFN-(alpha) secretion

     Simply sequestering TNF-(alpha), as do Embrel™ and Remicade™, two products that are already on the market, may not effectively deal with the overproduction of IFN-(alpha) and IFN-(gamma), both of which are pro-inflammatory. Removing IFN-(gamma) would, however, remove or lower all three inflammatory cytokines since IFN-(gamma) is upstream in location to TNF-(alpha) in the cytokine cascade. IFN-(gamma) is responsible for the activation of killer T-cells that produce many inflammatory cytokines. It, therefore, is upstream to many of the other cytokines and its reduction in AD may represent an effective therapeutic strategy. The Company’s drug development strategy therefore centers on the reduction of IFN-(gamma) levels in AD patients.

     A global effect on reducing the cytokine cascade may be possible by removing or reducing IFN-(gamma). The Company believes that treatment by TNF-(alpha) lowering drugs alone has little to no effect on the activation of killer T-cells that produce many of the harmful cytokines. The Company’s product development is conceptually based on this immunological postulate.

     IFN-(gamma) also leads to the synthesis of MHC class II antigens in a variety of cell types. Induction of these antigens is thought to be associated with the autoimmune pathology in a number of diseases. The induction of activated T-cells requires that these specific MHC class II antigens be expressed, and this induction is a component of the resulting tissue destruction and inflammation in autoimmune disorders. Reduction of IFN-(gamma) would, therefore, be expected to inhibit activation of killer T-cells and, therefore, reduce or avoid the autoimmune reaction.

     In addition, a recent study has shown that IFN-(gamma) levels correlate with the disability score in MS patients (Mult. Scler, Feb. 2000, Vol. 6, P. 19-23), and another study showed that sequestering of IFN-(gamma) in mice prevented the onset of autoimmune Diabetes Mellitus (Gene Ther., May 1999, Vol. 6, P. 771-7). Both of these observations provide further support the central role of IFN-(gamma) in the etiology of autoimmune diseases, and further suggest that reducing the levels of this cytokine may have therapeutic benefit.

Product Development Plan

     The process of the cytokine pseudo-cascade is extremely complex and not fully understood, but it appears that this process results in the overproduction of the inflammatory cytokines, IFN-(gamma) and TNF-(alpha), that can contribute to the pathology of AD. The Company, and much of the immunology community, agrees that the regulation of TNF-(alpha) and IFN-(gamma) presents an opportunity for new drug development in a variety of autoimmune diseases. Clearly the autoimmune diseases are associated with high levels of cytokines in the blood, and there is now ample evidence that sequestration of certain cytokines, such as TNF-(alpha) and IFN-(gamma), is associated with symptomatic relief of autoimmune diseases such as RA, MS and Crohn’s disease. The two products that are already on the market that target the reduction of TNF-(alpha), Embrel® and Remicade®, are, in the Company’s opinion, not optimal for the management of AD. The therapeutic proof of principle therefore already exists for the usefulness of cytokine mediating strategies as therapeutic interventions in autoimmune disease.

     The Company believes that the existing cytokine mediating drugs only represent the first approximation of the full potential of this therapeutic strategy, and that enhanced efficacy may be obtained by targeting other cytokines such as IFN-(gamma), which occupies a more upstream position in the cytokine cascade than TNF-(alpha). The Company also believes that the systemic administration of anti-cytokine biologically based drugs is not the ideal strategy because of the development of neutralizing antibodies and the potential for the development of hyperimmune sensitization. These issues are becoming increasingly apparent with the biologically based products currently on the market and constitute the rationale for the Company’s anti-cytokine extracorporeal device development program which will employ antibodies to both IFN-(gamma) and TNF-(alpha) that are coupled to a solid phase matrix on a filtration column. The patient’s blood is passed through the column and the antibodies coupled to the column effect a removal of the targeted cytokines. This treatment strategy has the advantage of avoiding completely the exposure of the patient to any drug or foreign substance and in so doing removing any toxicity issues in the drug development process. Toxic side effects are a major reason drugs fail to be approved by the FDA.

     ADs probably represent one of the single largest disease classes, comparable to the cardiovascular, central nervous system, and type II diabetes markets. The major autoimmune diseases are RA, MS, Crohn’s disease, and type I diabetes, but also include a host of other disorders, (See Table I). In addition to the extensive list of diseases that have been demonstrated to be autoimmune in character, there are numerous other large market indications that have been suggested to have an autoimmune etiology. These include Alzheimer’s disease, schizophrenia and others.

Table I
Major Autoimmune Diseases

Addison’s disease	Hasimoto’s disease
Alopecia	Systemic lupus erythematosus
Amyotrophic lateral sclerosis	Male infertility
(Lou Gehrig’s disease)	Multiple sclerosis
Autoimmune diseases of the ear	Myasthenia Gravis
Autoimmune diseases of the eye	Psoriasis
Autoimmune hepatitis	Rheumatic fever
Corneal transplant rejection	Rheumatoid arthritis
Crohn’s disease	Sarcoidosis
Diabetes (Type I)	Scleroderma
Epididymitis	Sjogren’s syndrome
Glomerulonephritis	Thyroiditis
Graves’ disease	Vasculitis
Guillan-Barre syndrome	Viteligo

Neurological Diseases With A Suspected Autoimmune Component

Alzheimer’s Disease	Depression
Autism	Parkinson’s disease
Schizophrenia

     Current treatment of autoimmune diseases is inadequate and involves rather primitive and global immunosuppression by using adrenal steroids, cytotoxic agents, immunosuppressants, and antimitotics, all of which have substantial toxicity associated with them due to their lack of specificity. Recently, the cytokine strategy has emerged in the therapeutic arena in the form of administering anti-inflammatory cytokines, such as Beta Interferon (IFN-(beta)) and specifically Betaseron® and Avonex® for treating MS. Also, two anti-TNF-alpha products (Embrel® and Remicade®) has further demonstrated the efficacy of the cytokine mediation therapeutic strategy. Although each of these products is useful in treating ADs, they clearly only represent the first wave of products based on this strategy and were conceived and developed at a time when the knowledge of the cytokine cascade was far less understood than it is today.

     The now appreciated pivotal position of IFN-(gamma) in the cytokine cascade, coupled with the clinical data generated in our studies, suggests that the Anti-IFN-(gamma) therapeutic strategy may be superior to existing therapies for both MS and RA, with regard to both efficacy and safety. The mission of the Company is to develop these improved cytokine mediating therapeutic strategies and bring them to market as new drugs.

Clinical Studies / Rheumatoid Arthritis (RA) and Psoriatic Arthritis (PA)

     In an effort to demonstrate clinical proof of principle that IFN-(gamma) antibodies are well tolerated and show efficacy, two clinical trials were sponsored in Russia with 67 patients with RA (62) and PA (5). An open-label trial was conducted using both anti-IFN-(gamma) and anti-TNF-(alpha) antibodies separately. Anti-IFN-(gamma) and anti-TNF-(alpha) both showed efficacy, but patients receiving anti-IFN-(gamma) maintained a longer period of remission. After this preliminary study, a double-blind, randomized, placebo-controlled trial was conducted in RA patients. The patients received intramuscular injections of antibodies to IFN-(gamma), TNF-(alpha), or placebo for 5 consecutive days as they did in the open-label trial. No other treatments were administered. They were clinically assessed daily for 7 days, then weekly up to the 28th day. Clinical, laboratory, and ultrasound indices were used to evaluate treatment efficacy.

     The results indicated that anti-IFN-(gamma) therapy provided rapid and statistically significant reduction of joint pain, swelling, and inflammation. The thickness of the inflamed synovial membrane assessed by ultrasound decreased significantly only with anti-IFN-(gamma) (both by the 7th and the 28th days). Some patients receiving anti-IFN-(gamma) achieved remission of 4–60 months, and one receiving anti-TNF-(alpha), 7 months. The results of these studies have been published in the peer-reviewed journals International Journal of Immunotherapy (14:23-32, 1998) and Scandinavian Journal of Rheumatology (30:203-207, August, 2001). Management believes that both studies provide supportive proof in principle in humans that sequestering IFN-(gamma) is a viable therapeutic strategy in RA.

Clinical Data / Multiple Sclerosis (MS)

     The Company sponsored two trials in Russia of 83 MS patients on the use of anti-cytokine therapy. The first was an open-label trial with patients with secondary progressive MS. Following promising results in this trial, a double-blind, placebo-controlled trial was conducted in a study design similar to that used in RA. The study compared anti-IFN-(gamma) and anti-TNF-(alpha) with placebo. Only patients with MS who received antibodies to IFN-(gamma) showed statistically significant improvement compared to the placebo group-a significant increase in the number of patients without confirmed disability progression. Positive clinical changes in this group at six months were supported by MRI data showing a decrease in the number of active enhancing lesions. After 12 months of follow-up, the anti-IFN-(gamma) patients still showed significant improvement relative to the placebo group on a number of endpoints, including disease progression and the number of active MRI lesions.

     Although preliminary in nature, both the RA and MS pilot clinical trial results provide, in management’s opinion, a proof-of-principle that anti-IFN-(gamma) is a promising and perhaps superior therapeutic strategy for both of these autoimmune disorders. It is reasonable to speculate that longer-term treatments with anti-IFN-(gamma) could provide longer remission. The results of this study have been reported in the peer-reviewed journal Multiple Sclerosis (7 (5):277-284, October 2001).

Clinical Studies / Corneal Transplant Rejection

     In a clinical trial sponsored in Russia, 13 patients experiencing corneal transplant rejection were administered anti-IFN-(gamma) antibodies in eye drop form. Patients were chosen from those for whom standard treatment with steroids, antibiotics, anti-inflammatory drugs, and vitamins produced no improvement after rejection. In all patients prior to treatment, vision was limited to distinguishing hand movement in front of the eyes. Standard treatment was stopped, and the Company’s antibodies were given at 2–3 drops three times a day for 7–10 days. Patients were observed for 3–6 months. Two to three days after the start of treatment, transplant transparency improved, edema dropped, and visual acuity increased. At the end of the first week, the transplants became almost fully transparent and inflammation of the patients’ eyes (13 eyes) disappeared. Improvement was sustained for about 6 months in all 13 patients including 2 patients given re-treatment. All patients experienced improvement in vision.

     It is emphasized that polyclonal antibodies were used in all three clinical trials for the purpose of establishing proof-of-principle. Commercialization of a drug product will be in the form of fully-human or humanized antibodies.

     Subsequent to the completion of the trials for RA and MS, the Company was issued patent No. 6,333,032 as more fully described under “Patent Status.” A patent is also pending related to corneal transplant rejection.

Drug Product Development

     The Company intends to out-source product development and has identified several companies that have suitable facilities for manufacturing large quantities of antibodies. The raw materials are used as base components in a number of drug products and are commercially available nationally and internationally.

     The Company has not entered into any drug development or manufacturing agreement for antibodies and there is no assurance that any agreements will be entered into in the future.

Government Regulation

     The Company’s activities are subject to extensive federal, state, county and local laws and regulations controlling the development, testing, manufacture and distribution of medical treatments. The type of antibody-based products described in the section entitled “Product Development Plan” above will be subject to regulation as therapeutics or devices by the FDA, as well as varying degrees of regulation by a number of foreign governmental agencies. In order to comply with the FDA regulations regarding the manufacture and marketing of such products, the Company would likely incur substantial costs relating to laboratory and clinical testing of new products, and for the preparation and filing of documents in the formats required by the FDA. There are no assurances that the Company will receive FDA approval necessary to commercially market its products, if any, and that if the Company is successful, it will not encounter delays in bringing its new products to market as a result of being required by the FDA to conduct and document additional investigations of product safety and effectiveness.

Federal Drug Administration Regulation

     The FDA approved process for conducting clinical trials in the United States consists of four steps that all new drugs, antibiotics and biologicals must follow.

     They are:

1.	Investigational new drug application (IND)

2.	Clinical trials

3.	New drug application (review and approval)

4.	Post-marketing surveys

     On January 11, 1993, the FDA approved new procedures to accelerate the approval of certain new drugs and biological products directed at serious or life-threatening illnesses. These new procedures will expedite the approvals for patients suffering from terminal illness when the drugs provide a therapeutic advantage over existing treatments. The Company believes that the products under consideration by the Company will fall under the FDA guidelines for accelerated approval for drugs and biological products directed at serious and life threatening disease because the Company’s products are targeted as potential treatments for RA and MS and are expected to be non-toxic in the extracorporeal treatment paradigm.

     The Company believes that the first step in the approval process, IND approval, will take approximately 24 to 36 months. The Company will provide the FDA with the results of comprehensive human clinical trials already conducted outside the United States.

     Upon successful completion of the IND phase, the next step typically would be to commence large-scale clinical trials with the Company’s compounds.

Clinical trials are conducted in three phases, normally involving progressively larger numbers of patients. The Company, in conjunction with its FDA consultant and to-be-identified corporate partner, would plan to select key physicians and hospitals to actively conduct these studies. Phase I clinical trials will be concerned primarily with learning more about the safety of the drug, though they may also provide some information about the safety of the drug and information about effectiveness. Phase I testing is normally performed on healthy volunteers although for drugs directed at HIV/AIDS and cancer, testing on infected people is permitted. The test subjects are paid to submit to a variety of tests to learn what happens to a drug in the human body; how it is absorbed, metabolized and excreted, what effect it has on various organs and tissues; and what side effects occur as the dosages are increased. The principal objective is to determine the drugs’ toxicity. Phase I trials generally involve 20-40 people at an estimated cost of $10,000 per patient, taking three to six months to complete.

     Assuming the results of Phase I testing present no toxic or unacceptable safety problems, Phase II trials may begin. In many cases, Phase II trials may commence before all the Phase I trials are completely evaluated if the disease is life threatening and preliminary toxicity data in Phase I shows no toxic side effects. In the case of clinical trials on drugs to treat life threatening disease, Phase I and Phase II trials are sometimes combined to show initial toxicity and efficacy in a shorter period of time. The primary objective of this stage of clinical testing is designed to show whether the drug is effective in treating the disease or condition for which it is intended, and to establish the optimal dose level for pivotal efficacy Phase III trials. Phase II studies may take one or more years or longer and involve a few hundred patients in randomized, controlled trials that also attempt to disclose short-term side effects and risks in people whose health is impaired. A number of patients with the disease or illness will receive the treatment while a control group will receive a placebo. The cost per patient is estimated at $10,000.

     At the conclusion of Phase II trials, the FDA and the Company will have a clear understanding of the short-term safety and effectiveness of the drugs and their optimal dosage levels. Phase III clinical trials will generally begin after the results of Phase II are evaluated. The objective of Phase III is to develop information that will allow the drug to be marketed and used safely. Phase III trials will involve hundreds, and sometimes thousands, of people with the objective of expanding on the research.

     Patient estimates for each phase of the clinical trial process are as follows for both the MS and RA indications:

Phase I- Phase II- Phase III-	30 200 500

     The third step that is necessary prior to marketing a new drug is the New Drug Application (NDA) submission and approval for an injectable product that is administered directly to a patient. In this step, all the information generated by the clinical trials will be reviewed and if successful, the drug will be approved for marketing.

     The final step is the post-marketing surveillance or surveys of patients being treated with the drug to determine its long-term effects. This has no effect on the marketing of the drug unless highly toxic conditions arise. The time required to complete the above procedures averages seven years, however, there is no assurance that the Company will ever receive FDA approval of any of its products.

     The Company’s clinical trials are at a very early stage and the Company has not received approval from the FDA or any other governmental agency for the manufacturing or marketing of any products under development. Consequently, the commencement of manufacturing and marketing of any products in the United States is, in all likelihood, a number of years away. The FDA may also require post-marketing testing and surveillance to monitor the effects of approved products or place conditions on any approvals that could restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. With respect to patented products or technologies, delays imposed by the governmental approval process may materially reduce the period during which the Company will have the exclusive right to exploit them.

     Upon contracting with a strategic partner, the Company anticipates that it will take up to 60 months before an injectable product will be available for FDA investigation and approval.

Competition

     The Company will encounter significant competition from firms currently engaged in the biotechnology industries. The majority of these companies will be substantially larger than the Company, and have substantially greater resources and operating histories. The Company is aware of other competitors seeking treatments for ADs such as MS and RA, however, the Company is not aware of any competitors seeking to produce the same antibody-based products as the Company.

Product Liability Exposure

     The Company does not maintain any product liability insurance. Even if the Company obtains product liability insurance, there is no assurance that available amounts of coverage will be sufficient to adequately protect the Company in the event of a successful product liability claim. Accordingly, if litigation is initiated against the Company, the Company will have to pay all costs associated with the litigation as well as any judgment rendered against the Company. In the event a large judgment is entered against the Company, the Company may not be able to pay the same and the Company could be forced to cease operations. However, the Company believes that it would not be held liable for injuries suffered by participants in its clinical trials because it plans to require each participating patient to execute a waiver of claims as a result of adverse reaction to the Company’s products.

Glossary of Terms

Antibody	A protein in the blood that is generated by B-lymphocytesor plasma cells in reaction to foreign proteins or antigens. Antibodies neutralize antigens and may result in immunity to the antigens.

Antigen	substance (usually foreign) that induces the formation of antibodies.

Autoimmune disease	A disease in which the body produces an immune response to some constituent of its own tissue. Such diseases include MS, RA, insulin dependent diabetes, systemic lupus erythematosis, and AIDS.

Cytokine	A soluble substance produced by cells of the immune system to communicate with other immune system cells. These include colony-stimulating factors, interferons, interleukins, and tumor necrosis factors. Cytokines can be either pro or anti-inflammatory in nature. Also referred to as soluble mediators.

Extracorporeal Treatment	A treatment strategy where the blood of a patient is passed through a device that is designed to selectively remove a molecular component of the blood, for example, IFN-(gamma) and/or TNF-(alpha).

Humanized antibody	An antibody produced by generating human antibodies with fully human protein sequences using genetically engineered strains of mice in which mouse antibody gene expression is suppressed and functionally replaced with human antibody gene expression, while leaving intact the rest of the mouse immune system.

Ig (immunoglobulin)	(IgA, IgD, IgE, IgG, and IgM) A group of serum proteins representing antibodies. See Antibody.

Immune response	The events that occur in humans and other vertebrate animals when the body is invaded by foreign protein. It is characterized by the production of antibodies and may be stimulated by an infectious organism or parasite (bacteria, yeast, fungi, protozoa, etc.), transplanted material, vaccine, sperm or even the host’s own tissue.

Immunegenecity	The study of genetic aspects of the type and formation of immunoglobulins (antibodies).

Immune System	The cells and tissues that collectively recognize and eliminate invading foreign substances like microorganisms, parasites, and tumor cells from the body.

Immunosuppressive	Something that suppresses the immune system response.

Interferon-gamma	A glycoprotein inflammatory cytokine induced in different cell sites and in response to a appropriate stimulus.

Lymphocyte	A type of white blood cell arising from tissue of the lymphoid systems. There are two types of lymphocytes: B cells and T cells. These cells are capable of being stimulated by an antigen to produce a specific antibody to that antigen and to proliferate to produce a population of such antibody-producing cells.

Lymphokine	Any of a number of soluble physiologically active factors produced by T lymphocytes in response to specific antigens. Important in cell-mediated immunity, lymphokines include interferon, macrophage arming factor, lymphocyte inhibition factor, macrophage inhibition factor, chemotactic factor and various cytotoxic factors.

Macrophage	A motile white cell type found in vertebrate tissue, including connective tissue, the spleen, lymph nodes, liver, adrenal glands and pituitary, as well as, in the endothelial lining of blood vessels and the sinusoids of bone marrow, and in the monocytes. They display phagocytic activity and process antigens for presentation to lymphocytes, which then prepare antigen-specific antibodies.

Pathogenic	Descriptive of a substance or organism that produces a disease.

Placebo	An indifferent substance in the form of a medicine given for the suggestive effect.

Polyclonal antibody	An antibody produced in the normal immune response to an antigen consisting of a number of closely related, but not identical, proteins. The variation in Polyclonal antibodies reflects the fact that they are formed by a number of different lymphocytes, in contrast to monoclonal antibodies, which are formed by a clone of identical cells.

Protein	Any group of complex nitrogenous organic compounds of high molecular weight that has amino acids as their basic structural units. Proteins are found in all living matter and are required for the growth and repair of tissue.

T-Cell	A type of lymphocyte that matures in the thymus gland. These cells are responsible for the cellular immunity processes, such as direct cell binding to an antigen, thus destroying it. T lymphocytes also act as regulators of the immune response as helper T cells, or suppressor T cells.

Tumor Necrosis Factor (TNF)	A substance that is capable of killing tumor cells and eliciting inflammatory responses. It is produced by host monocytes and macrophages and is also referred to as cachectin.

Dependence Upon Key Personnel

     The Company relies greatly in its efforts on the services and expertise of its key staff, such as the Chief Executive Officer, the Director of Research and Development and other officers and directors. The operation and future success of the Company would be adversely affected in the event that any of them is incapacitated or the Company otherwise loses their services.

Uncertainties Associated with Research and Development Activities

     The Company intends to continue its research and development activities on its products and for the purpose of developing proprietary products. Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. If research and development requires more funding than anticipated, the Company may have to reduce product development efforts or seek additional financing. There can be no assurance that the Company would be able to secure any necessary additional financing or that such financing would be available on favorable terms.

Marketing

     Assuming the Company is able to obtain FDA approval of its products currently in development, it intends to market the same through collaborative relationships with other companies. It is the Company’s intention that joint venture partners will be selected on the basis of experience and the degree of financial success they exhibit in the industry. There are no assurances that the Company will obtain FDA approval for its products, and there are no assurances that the Company will be successful in entering into agreements with established multinational companies.

Executive Offices

     Our executive offices are located at 6355 Topanga Canyon Boulevard, Woodland Hills, California 91367, and our telephone number is (818) 883-6716.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

Results of Operations

Liquidity and Capital Resources

     The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7. We have generated little revenue in the past years and have suffered recurring losses from operations, resulting in an accumulated deficit of $5,068,426 at December 31, 2001. As of June 13, 2002, the Company has issued and outstanding 42,570,578 shares of its Common Stock. The Company is a development stage company and has no material assets other than cash. The Company had approximately $16,000 in cash and short-term investments as of March 31, 2002. During the quarter ending June 30, 2002, we have raised approximately $3,667,000 principal amount of subordinated convertible pay-in-kind notes, of which approximately $1,147,000 will mature on September 30, 2004, and the balance of $2,520,000 will mature on June 1, 2006, in a private placement to accredited investors. Although the Company believes that it has sufficient capital to continue as a going concern through the quarter ending September 30, 2003, there is no assurance, however, that the Company will be able to raise additional capital or obtain other financing before the Company’s cash is depleted. The Company’s objective is to establish collaborative relationships with either a pharmaceutical or biotechnological company that could result in the generation of royalty payments to the Company. As of the date hereof, the Company has not entered into agreements with any pharmaceutical or biotechnological companies. In the event that the Company does not raise additional capital from any of the foregoing sources, it may have to curtail operations. The Company is also seeking out merger and acquisition candidates that can either expand the Company’s technology base in the area of autoimmune disease therapeutics or bring FDA-approved products into the Company that will generate recurring revenue and cash flow.

     The Company’s development goal is to produce, or have produced, a series of antibody-based products through collaborations with other biotechnology companies. The Company has identified several biotechnology companies that can develop and manufacture such antibodies and extracorporeal devices for the Company, although no such development arrangements have been entered into by the Company. Management believes that the availability of this technology will make it possible to produce safer and more standardized antibodies for commencement of human clinical trials, under FDA guidelines, in the United States. The Company also intends to file for Phase I Investigational New Drug Applications (IND’s) with the United States Food and Drug Administration (FDA) for two specific autoimmune diseases.

     At this stage, the Company intends that such clinical investigations will be conducted under a contractual arrangement with one or more clinical research organizations (CRO’s), although the Company has not yet made any such arrangement.

     The Company has no expected purchases or sales of significant equipment.

     There are no expected significant changes in the number of employees of the Company.

Fiscal 2001 Compared to Fiscal 2000

     For the year ended December 31, 2001, the Company realized a net loss of $1,020,301 and a loss from operations of $890,754, compared to net loss of $653,270 and a loss from operations of $827,084 for the year ended December 31, 2000. The loss from operations for the current year is principally due to increases in research and development of $94,168, director’s fees of $29,080 related to the granting of stock options issued for serviced during the year, depreciation and amortization of $25,657, insurance of $37,178 and rent of $22,862 related to the opening and subsequent closure of an executive office in San Diego, California. These increases in expenses were offset by decreases in professional fees of $35,534, salaries and benefits of $90,867 principally related to the reduction in staff and decrease in the salary of the chief executive officer, as well as a reduction in travel and entertainment expenses of $23,020 and a decrease in office expenses of $12,014.

     For the year ended December 31, 2000, the Company realized a net loss of $653,270 and a loss from operations of $827,084, compared to net income of $1,143,892 and a loss from operations of $334,278 for the year ended December 31, 1999. The loss from operations was principally due to a substantial increase in outside expenses relating to general corporate, SEC and patent legal costs, accounting, investment banking, investor relations, strategic partnering and other contract services, as the Company became an SEC reporting company, moved the listing of its Common Stock to the OTC Bulletin Board and embarked on an investor relations program, reincorporated in Delaware, raised additional capital, expanded its intellectual property portfolio and began an active corporate partnering initiative. All of these activities also caused salary, travel, entertainment, telephone and other office expenses to increase substantially during the year. The operating loss was partially offset by total other income of $173,814, principally as the result of an internal gain of $157,520 on the sale of Common Stock by certain officers of the Company, as a result of Section 16(b) of the Exchange Act, which requires insiders to disgorge “short-swing profits”. Total other income also benefited from the forgiveness of $45,396 of accounts payable, resulting from the failure of the vendors to pursue payment from the Company within the applicable statute of limitations.

Restatement Of Company Financial Statements

     The Company’s financial statements for the years ended December 31, 2000 and 1999, respectively, have been restated to reflect the correction of an error in common stock outstanding and weighted average number of shares outstanding as of December 31, 2000. Subsequent to December 31, 2001, it was discovered that the Company mistakenly cancelled 850,000 shares of common stock in 1999. Under the terms of a settlement agreement and mutual general release and an escrow agreement each dated July 31, 1991 (collectively referred to as “settlement agreements”) among the Company, Dr. Simon Skurkovich, a consultant and certain other parties, the Company issued 850,000 shares in the name of the consultant and placed into escrow. These shares were to be released to the consultant upon performance of certain services that were to be provided by the consultant no later than January 15, 1993. The settlement agreements also stated that the 850,000 shares of common stock would be distributed to Dr. Simon Skurkovich, if such services were not provided by the consultant. Such services were not provided by the consultant, in whole or in part, and all 850,000 shares were cancelled by the Company in 1999. Instead of being cancelled, however, the shares should have been distributed to Dr. Simon Skurkovich in 1999 pursuant to the settlement agreements. Therefore, the shares are being reissued to Dr. Simon Skurkovich and are reflected in the accompanying financial statements as if they were never cancelled.

     Except for the historical information contained herein, the matters discussed herein are by their nature forward-looking. Investors are cautioned that forward-looking statements or projections made by the Company, including those made in this document, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Reference is made in particular to forward-looking statements regarding product development, capital sources, plan of operations and expenses. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Future operating results and the Company’s stock price may be affected by a number of factors, including, without limitation: (i) availability of capital for research and development; (ii) availability of capital for clinical trials; (iii) opportunities for joint ventures and corporate partnering; (iv) opportunities for mergers and acquisitions to expand the Company’s biotechnology base or acquire revenue generating products; (v) the results of preclinical and clinical trials; (vi) regulatory approvals of product candidates, new indications and manufacturing facilities; (vii) health care guidelines and policies relating to prospective Company products; (viii) intellectual property matters (patents) and (ix) competition.

Three Months Ended March 31, 2002 and 2001

     For the three months ended March 31, 2002, the Company realized a net loss from operations of $146,213 compared to a net loss from operations of $252,509 for the three months ended March 31, 2001. The Company’s decrease in net loss for the quarter ended March 31, 2002, was principally attributable to the net effect of several factors. Salaries decreased from the three months ended March 31, 2001, in the amount of $72,609 as the result of decreased personnel, professional fees decreased by $6,244, rent decreased by $9,036 as the result of the closure of an office and termination of a lease in San Diego, California, travel and entertainment decreased by $8,517, telephone and communications decreased by $6,316 and office expenses decreased by $7,336. Research and development increased by $3,133 and general and administrative expenses increased by $703. Capitalized costs associated with patents and patents pending, net of amortization, also increased over the three months ending March 31, 2001, by $27,583.

DESCRIPTION OF PROPERTY

     The Company receives the use of approximately 3,500 square feet of commercial building space on a rent-free basis from a firm owned by a director. The Company receives use of office space on a rent-free basis from a firm owned by Edmond F. Buccellato. No formal agreement memoralizes these month-to-month arrangements.

     The Company owns a nominal amount of lab equipment, office equipment and furniture, all of which have been entirely or substantially written off as depreciated assets.

FINANCIAL STATEMENTS

     The financial statements are included herewith and incorporated herein by reference beginning with the Table of Contents on Page F-1.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no disagreements with the Company’s accountants, Williams & Webster P.C., on accounting and financial disclosures during the Company’s two most recent fiscal years, i.e., January 1, 2000, through December 31, 2001, and through the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with issuance of bonus shares to various individuals pursuant to the Company’s Stock Bonus Plan adopted in January, 2000, as an incentive for performance by eligible employees, the Company financed the $0.05 per share purchase price for the shares for Edmond F. Buccellato, Lawrence Loomis and Boris

Skurkovich, M.D. in the amounts of $75,000, $50,000 and $75,000, respectively. The notes for these amounts mature on December 31, 2002 and bear interest at 6.5% per annum. The Company also set off the $200,000 purchase obligation of Simon Skurkovich, M.D. against an obligation of the Company to him for accrued but unpaid salary.

     Alexander L. Cappello is the brother of Gerard K. Cappello, the sole shareholder, president and chief executive officer of Cappello Capital Corp. which was retained by the Company in January, 2000 to render financial advisory and investment banking services and thereupon was granted warrants to purchase 4,685,135 shares of Common Stock at $0.15 per share. Such warrants have been assigned to certain Selling Shareholders including Alexander Cappello. Cappello Capital Corp. raised $1,510,500 in convertible subordinated debt for the Company, was paid $124,981 in fees and expenses related thereto, and was granted an option to purchase $151,050 principal amount of Convertible Debt at par. Thomas J. Pernice is an officer of Cappello Group, Inc.

MARKET FOR REGISTRANT’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     As of February 15, 2000, the Company’s Common Stock was quoted again on the Bulletin Board operated by the National Association of Securities Dealers, Inc. (the “Bulletin Board”) under the symbol “ADVB.” The table shows the high and low bid quotations of the Company’s Common Stock during each of the four quarters of the 2000 and 2001 fiscal years, and the first quarter of the 2002 fiscal year, and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

	High Bid	Low Bid

2000 Fiscal Quarter Ended:
March 31	$2.63	$1.75
June 30	$1.81	$0.44
September 30	$1.00	$0.50
December 31	$0.75	$0.20
2001 Fiscal Quarter Ended:
March 31	$0.53	$0.24
June 30	$0.34	$0.20
September 30	$0.58	$0.16
December 31	$0.55	$0.21
2002 Fiscal Quarter Ended:
March 31	$0.38	$0.18

Holders

     As of February 28, 2002, the Company had approximately 1,550 holders of record of its Common Stock. This number does not include those beneficial owners whose securities are held in street name. The total number of record and beneficial stockholders is estimated to be more than 3,500.

Dividends

     The Company has never paid a cash dividend on its Common Stock and has no present intention to declare or pay cash dividends on the Common Stock in the foreseeable future. The Company intends to retain any earnings that it may realize in the future to finance its operations. Future dividends, if any, will depend on earnings, financing requirements and other factors, and the payment of cash dividends, if any, will be at the sole discretion of the Board of Directors.

EXECUTIVE COMPENSATION.

     The following table sets forth the compensation paid by the Company since January 1, 1999 through December 31, 2001, for the Chief Executive Officer of the Company and each other executive officer of the Company who was paid more than $100,000 during the year ended December 31, 2001 (the “Named Executive Officers”):

Summary Compensation Table

Name and Position	Year	Salary	Bonus

Paul J. Marangos	2001	$40,000	$0
Chief Executive Officer (1)	2000	$40,000	$25,000

Edmond F. Buccellato	2001	$84,000	$0
Chief Executive Officer (2)	2000	$72,500	$0
	1999	$75,000	$0

Simon Skurkovich, M.D	2001	$80,000	$0
Director of Research and Development (3)	2000	$30,000	$0
	1999	$100,000	$0

(1)	Dr. Marangos joined the Company in August 2000 at an annual salary of $120,000. In addition, he was paid a signing bonus of $25,000. In April 2001, Dr. Marangos resigned as a director, officer and employee of the Company.

(2)	Mr. Buccellato was the Chief Executive Officer of the Company prior to the hiring of Dr. Marangos in August 2000. His salary for the year 2001 includes compensation for transition services provided prior to April 2001. Since April 2001, Mr. Buccellato has served as President and Chief Executive Officer of the Company.

(3)	Dr. Skurkovich is Director of Research and Development and was the Chairman of the Board prior to August 2000.

     There are no retirement, pension, or profit sharing plans for the benefit of the Company’s officers and directors. The Company has previously granted non-qualified stock options and warrants for the benefit of officers and directors. In December 2000, the Board of Directors of the Company approved the 2000 Omnibus Equity Incentive Plan (the “OEI Plan”) and reserved 4,000,000 shares of Common Stock to be issued thereunder, subject to annual increases equal to the lesser of 2.5% of outstanding shares or 250,000 shares. During January, 2002, the Company granted each of its eight current directors non-qualified options to purchase 10,000 shares of Common Stock at $0.25 per share for Board services rendered during the year ended December 31, 2001. Except for the foregoing options, no other shares or options to purchase shares have been issued or granted to any directors or officers under the OEI Plan as of April 30, 2002.

Option/SAR Grants

     None of the named executive officers received any grants of stock options, whether or not in tandem with stock appreciation rights (“SARs”), or freestanding SARs during the fiscal year ending December 31, 2001, in their capacity as officers. During that period however, Thomas J. Pernice received a 5-year warrant exercisable into 100,000 shares of Common Stock at $0.25 per share for Board service.

     None of the Named Executive Officers exercised any options or SARs during the year. Set forth below are the December 31, 2001, fiscal year end Option/SAR values:

			Value of unexercised
	Number of unexercised		in-the-money
	options/SARs at FY-end	Exercise Price	options/SARs at FY-end ($)
Name	(#)exercisable/unexercisable	Per Share	exercisable/unexercisable(1)

Edmond F. Buccellato	50,000 / 0	$0.20	$6,500/$0
	50,000 / 0	$0.10	$11,500/$0
	105,453 / 0	$0.10	$24,254/$0

Simon Skurkovich, M.D.	300,000 / 0	$0.10	$69,000/$0
	623,000 / 0	$0.10	$143,290/$0

(1)	The dollar amounts calculated in this table use the closing bid on the Common Stock of the Company on the last trading day in December 2001, which was $0.33 per share.

The OEI Plan

     The stockholders approved the OEI Plan at the Company’s Annual Stockholders Meeting on December 13, 2001. The purpose of the OEI Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-term objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The OEI Plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, incentive and nonstatutory stock options and stock appreciation rights. The OEI Plan will be administered by the Board of Directors unless and until the Board delegates administration to a committee.

     The Board reserved 4,000,000 shares of Common Stock to be issued under the OEI Plan, subject to annual increases equal to the lesser of 2.5% of outstanding shares or 250,000 shares. Options for an aggregate 80,000 shares of Common Stock have been granted to directors under the OEI Plan through the quarter ended March 31, 2002. Except for the foregoing options, no other shares or options have been issued or granted to any director or officer under the OEI Plan as of April 30, 2002.

Compensation of Directors

     Directors did not receive any cash compensation for serving as members of the Board of Directors for the year ended December 31, 2001, but Board members are eligible for awards under the OEI Plan and the Company issued options to its directors during January, 2002. See the Section captioned “The OEI Plan.” During the year ended December 31, 2001, Thomas J. Pernice received a grant of warrants exercisable into 100,000 shares of Common Stock at $0.25 per share for Board service. There are no other contractual arrangements for compensation with any member of the Board of Directors.

     During the year ended December 31, 2001, the Board of Directors approved the extension for one-year of the then exercise period of certain stock options previously granted to certain former employees, consultants and strategic partners as well as the following directors:

	Number			Original
Optionee	of Options	Grant Date	Exercise Price	Expiration Date	New Expiration Date

Boris Skurkovich, M.D.	150,000	2/25/91	20	2/25/01	2/25/02
Lawrence Loomis	175,000	2/25/91	20	2/25/01	2/25/02
Leonard Millstein	125,000	2/25/91	20	2/25/01	2/25/02

     All the stock options, which had been extended as described above, expired on February 25, 2002, without having been exercised.

Long-Term Incentive Plan Awards

The Stock Bonus Plan

     The Board of Directors of the Company adopted the Stock Bonus Plan in January 2000 as an incentive for performance by eligible employees (the “Plan”). The Plan’s purpose is to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth of the Company, thereby inducing them to continue to make such contributions in the future.

     During the fiscal year ended December 31, 2000, as previously disclosed in the Company’s Form 10-KSB for the fiscal year ended December 31, 1999, the following directors were awarded 8.0 million shares of the Company’s Common Stock under the Plan at a price of $0.05 per share:

Individual	Number of Bonus Shares

Edmond F. Buccellato	1,500,000
Lawrence Loomis	1,000,000
Boris Skurkovich, M.D.	1,500,000
Simon Skurkovich, M.D.	4,000,000	(1)

(1)	Dr. Skurkovich subsequently gifted all of these shares to various individuals, including 1,935,000 to Boris Skurkovich and 1,735,000 to Leonard Millstein and three members of Mr. Millstein’s family.

     Such stock bonuses were issued at the weighted average price at which the Company has been selling shares of Common Stock to third parties during the six months immediately preceding the issuance of the bonus shares, or $0.05 per share.

     Each recipient of such bonus shares was issued a promissory note in favor of the Company, except for Dr. Simon Skurkovich, whose $200,000 purchase obligation was set off against an obligation of the Company to him for accrued but unpaid salary. The promissory notes of Messrs. Buccellato and Loomis and Dr. Boris Skurkovich mature on December 31, 2002, and bear interest at 6.5% per annum.

LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby have been passed upon for us by Rutter, Hobbs & Davidoff Incorporated, 1900 Avenue of the Stars, Suite 2700, Los Angeles, California 90067-4301.

EXPERTS

     Our financial statements for the quarter ended March 30 2002, have been reviewed, and our financial statements for the fiscal years ended December 31, 2001, 2000 and 1999, respectively, have been audited, by Williams & Webster, P.S., independent auditors, to the extent and for the period set forth in their reports, which include an explanatory paragraph regarding our ability to continue as a going concern and are included in this prospectus and the related registration statement, in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Exchange Act , which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement and any other materials that we file with the SEC and may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains all information filed electronically by us, including reports, proxy and information statements. The address of the SEC’s Website is http://www.sec.gov.

     We have filed a Post-Effective Amendment No. 1 to Form SB-2/A under the Act, of which this Prospectus forms a part, to register with the SEC the Shares of Common Stock being offered by this Prospectus. As allowed by SEC rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may read and copy any document we file at the prescribed rates from the public reference of securities maintained by the SEC as described above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, such person may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in the view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     The Certificate of Incorporation of the Company provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (which term includes any predecessor corporation of the Company) or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection therewith and such indemnification will inure to the benefit of the indemnity’s heirs, executors and administrators.

     There is no pending material litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Act”) may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the provisions of the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses payable by the Company in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the SEC registration fee.*

SEC Registration fee	$712.00
Legal fees and expenses	33,000.00
Accounting fees and expenses	4,000.00
Blue Sky Expenses and Other Fees	1,000.00
Printing Expenses	2,500.00
Transfer Agent Fees	1,000.00

Total	$42,212.00

*	Table includes expenses incurred in filing of Form SB-2/A Registration statement declared effective in October, 2001.

RECENT SALES OF UNREGISTERED SECURITIES

     As of June 14, 2002, the Company sold an aggregate $2,520,000 principal amount of its 2002 Subordinated Convertible Pay-In-Kind Notes due June 1, 2006 (“2002 Convertible Notes Due 2006”), in a private placement to accredited investors, paid in cash. The 2002 Convertible Notes Due 2006 bear interest at the rate of 11% per annum payable semi-annually in case or additional 2002 Convertible Notes Due 2006. In connection with the placement of such 2002 Convertible Notes Due 2006, the Company is obligated to pay a fee of $60,000, in cash. The 2002 Convertible Notes Due 2006 are convertible in shares of Company Common Stock at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company offered the 2002 Convertible Notes Due 2006 pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. The proceeds from the placement of 2002 Convertible Notes Due 2006 will be used for working capital, including salaries to key personnel, scientific development costs and patent application legal costs, Phase I Investigational New Drug Applications for two specific autoimmune diseases including related clinical studies, and to pursue certain collaborative relationships with other biotechnology or pharmaceutical companies.

     During the period February 20, 2002, through June 14, 2002, the Company sold an aggregate $1,147,500 principal amount of its 2002 Subordinated Convertible Pay-In-Kind Notes due September 30, 2004 (“2002 Convertible Notes Due 2004”), in a private placement to accredited investors, paid in cash. The 2002 Convertible Notes Due 2004 bear interest at the rate of 11% per annum payable semi-annually in cash or additional 2002 Convertible Notes. In connection with the placement of $75,000 principal amount of such 2002 Convertible Notes Due 2004, the Company is obligated to pay a fee of 7%, in cash, together with an option to purchase an equivalent principal amount of 2002 Convertible Notes Due 2004 at the face amount thereof exercisable for a period of ten years. The 2002 Convertible Notes Due 2004 are convertible into shares of Company Common Stock at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company offered the 2002 Convertible Notes Due 2004 pursuant to Section 4(2) of the Act and Rule 506 of Regulation D. The proceeds from the placement of 2002 Convertible Notes Due 2004 will be used to satisfy outstanding payables and to pay operating costs, including salaries to key personnel, scientific development costs and patent application legal costs, Phase I Investigational New Drug Applications for two specific autoimmune diseases, including related clinical studies, and to pursue certain collaborative relationships with other biotechnology or pharmaceutical companies.

     During the quarter ended March 31, 2002, Boris Skurkovich, M.D., a director of the Company, exercised certain of his non-qualified options to acquire 150,000 shares of Common Stock. During April, 2002, pursuant to the Company’s 2000 Omnibus Equity Incentive Plan, the Company granted Cynthia Lander non-qualified stock options to purchase 100,000 shares of Common Stock, at $0.25 per share, for consulting services related to pharmaceutical partnering opportunities.

     During the quarter ended March 31, 2002, Boris Skurkovich, M.D., a director of the Company, exercised certain of his non-qualified options to acquire 150,000 shares of Common Stock.

     In November, 2001, pursuant to the Company’s 2000 Omnibus Equity Incentive Play, the Company granted Mazier Partners LLC non-qualified stock options to purchase 250,000 shares of Common Stock, at $0.25 per share, exercisable for ten years, for consulting services related to pharmaceutical partnering opportunities.

     During the fiscal year ended December 31, 2000, the Company sold in a private placement to accredited investors an aggregate of $1,510,500 in principal amount of 10% Convertible Subordinated Debt due September 30,

2004. Under the terms of the convertible debt, the principal bears interest at 10% per annum payable semi-annually in cash or in additional convertible subordinated debt and is convertible into shares of Common Stock of the Company at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company paid $124,981 in investment banking fees and expenses related to such placement. The Company sold the Convertible Debt to accredited investors pursuant to Section 4(2) of the Act, and Rule 506 of Regulation D, promulgated thereunder.

     During the period July 1, 1998 through December 31, 1999, the Company sold for cash in a private placement to accredited investors an aggregate of 3,673,400 shares of Common Stock. The gross proceeds realized by the Company were $183,670, which were used for working capital purposes. The Company did not pay any underwriting commissions. During that same period, the Company issued 99,190 shares of Common Stock in payment for services rendered. The Company sold all such Common Stock to accredited investors pursuant to Section 4(2) of the Act, and Rule 506 of Regulation D promulgated thereunder.

     During the fiscal year ended December 31, 2000, the Company issued an aggregate of 4,267,620 shares of Common Stock in payment of certain loans payable (aggregate $213,380) due by the Company to certain directors and officers. The shares were issued pursuant to Section 4(2) of the Act.

     On January 11, 2000, the Company issued 9,200,000 shares of Common Stock to certain key officers and directors under a stock bonus plan, subject to various restrictions. The plan’s purpose is to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth of the Company, thereby inducing them to continue to make such contributions in the future. Such stock bonuses were issued at a price of $0.05 per share, or an aggregate $460,000.00. The bonus shares were purchased in consideration for either cancellation of Company indebtedness (an aggregate $200,000) or issuance of a promissory note bearing interest at 6.5% per annum, with principal and interest payable on December 31, 2002. The bonus shares were issued pursuant to Section 4(2) of the Act.

     During the same 2000 fiscal year, the Company issued 350,000 shares of Common Stock upon exercise of options held by one individual (an accredited investor) at an exercise price of $0.01 per share.

PART II — EXHIBITS

Exhibit No.	Description

2.1	Agreement of Merger dated as of July 14, 2000, between the Registrant, a Delaware corporation, and Advanced Biotherapy Concepts, Inc., a Nevada corporation. (4)
3.1	Certificate of Incorporation of Registrant. (5)
3.2	Bylaws of Registrant. (5)
4.1	Form of Registrant’s Common Stock Certificate.*
5.1	Opinion of Rutter, Hobbs & Davidoff Incorporated.*
10.1	Form of Stock Bonus Plan. (1)
10.2	Form of Common Stock Purchase Warrant in favor of Cappello Capital Corp. (2)
10.3	Form of 2000 Omnibus Equity Incentive Plan. (6)
10.4	Form of Option Agreement. (6)
10.5	Form of 10% Convertible Subordinated Debt Instrument. (3)
10.6	Form of Convertible Subordinated Debt Purchase Agreement. (6)
10.7	Form of Investor Rights Agreement. (6)
10.8	Form of 2002 Subordinated Convertible Pay-In-Kind Note Due September 30, 2004. (7)
10.9	Form of Investor Rights Agreement regarding 2002 Subordinated Convertible Note Due 2004. (7)
10.10	Form of 2002 Subordinated Convertible Pay-In-Kind Note Due June 1, 2006.
10.11	Form of Investor Rights Agreement regarding 2002 Subordinated Convertible Notes due 2006.
15.1	Williams & Webster P.S., Certified Public Accountants Letter Re: Unaudited Interim Financial Statement Information.
23.1	Consent of Williams & Webster P.S., Certified Public Accountants.
23.2	Consent of Rutter, Hobbs & Davidoff Incorporated. Reference is made to Exhibit 5.1. (8)

(1)	Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December 31, 1999.

(2)	Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended March 31, 2000, and incorporated herein by reference.

(3)	Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended June 30, 2000, and incorporated herein by reference.

(4)	Filed as Appendix A to Registrant’s Proxy Statement dated July 14, 2000, and incorporated herein by reference.

(5)	Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended September 30, 2000, and incorporated herein by reference.

(6)	Filed as an exhibit to Registrant’s Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(7)	Filed as an exhibit to Registrant’s Form 10-QSB for the quarter ended March 31, 2002, and incorporated herein by reference.

(8)	Filed as an exhibit to Registrant’s Form SB-2/A Registration Statement declared effective in October, 2001.

* Previously filed.

UNDERTAKINGS

     A. Undertaking Pursuant to Rule 415.

     The Undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)  to include any Prospectus required by Section 10(a)(3) of the Act;

     (ii)  to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement; provided, however, that paragraph 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filing Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officer and controlling persons of the small business issuer pursuant to the provisions of the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 2 on Form SB-2/A Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on the 21st day of June, 2002.

ADVANCED BIOTHERAPY, INC.

By:	s/ Edmond F. Buccellato

Edmond F. Buccellato, Chief Executive Officer (Principal executive officer)

     In accordance with the requirements of the Act, this Post-Effective Amendment No. 2 on Form SB-2/A Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

s/Edmond F. Buccellato Edmond F. Buccellato	President and Chief Executive Officer (Principal Executive Officer) and Director	June 20, 2002

Thomas Pernice	Treasurer and Secretary (Principal Financial and Accounting Officer) and Director	June , 2002

Alexander L. Cappello	Chairman of the Board, Director	June , 2002

s/ Edmond F. Buccellato* John Bendheim	Director	June 20, 2002

s/ Edmond F. Buccellato* Lawrence Loomis	Director	June 20, 2002

s/ Edmond F. Buccellato* Leonard Millstein	Director	June 20, 2002

s/ Edmond F. Buccellato* Boris Skurkovich, M.D.	Director	June 20, 2002

s/ Edmond F. Buccellato* Simon Skurkovich, M.D.	Director	June 20, 2002

Richard P. Kiphart	Director	June 20, 2002

* Signed by Edmond F. Buccellato
as Attorney-in-Fact

ADVANCED BIOTHERAPY, INC.
(Formerly Advanced Biotherapy Concepts, Inc.)
(A Development Stage Enterprise)

March 31, 2002

CONTENTS

Accountant’s Review Report	1-F-1

Financial Statements:

Balance Sheets	1-F-2

Statements of Operations	1-F-3

Statement of Stockholders’ Equity (Deficit)	1-F-4

Statements of Cash Flows	1-F-5

Notes to Financial Statements	1-F-6

The Board of Directors
Advanced Biotherapy, Inc.
Woodland Hills, CA

ACCOUNTANT’S REVIEW REPORT

We have reviewed the accompanying balance sheet of Advanced Biotherapy, Inc., (a development stage company) as of March 31, 2002, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the three months ended March 31, 2002 and 2001 and for the period from December 2, 1985 (inception) to March 31, 2002. All information included in these financial statements is the representation of the management of Advanced Biotherapy, Inc.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2001 were audited by us and we expressed an unqualified opinion on it in our report dated February 26, 2002. We have not performed any auditing procedures since that date.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated little revenue in the past years, and has suffered recurring losses from operations resulting in an accumulated deficit of $5,244,629 at March 31, 2002. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
April 27, 2002

1-F-1

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2002	2001

CURRENT ASSETS
Cash	$16,076	$36,615
Notes receivable — related party	246,619	246,619
Interest receivable — related party	35,586	31,579
Deposits and prepaid expenses	26,965	40,710

Total Current Assets	325,246	355,523

PROPERTY AND EQUIPMENT, net of accumulated depreciation	4,219	4,888

OTHER ASSETS
Deferred loan origination fees, net of accumulated amortization	67,863	74,791
Patents and patents pending, net of accumulated amortization	292,076	264,493

Total Other Assets	359,939	339,284

TOTAL ASSETS	$689,404	$699,695

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$242,808	$142,206
Accounts payable — related party	—	9,740
Accrued interest on convertible debt	32,016	—
Accrued expenses — related party	—	13,600

Total Current Liabilities	274,824	165,546

LONG-TERM DEBT
Convertible notes payable	1,320,669	1,314,301
Notes payable to related parties	127,631	127,631

Total Long-Term Debt	1,448,300	1,441,932

Total Liabilities	1,723,124	1,607,478

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001; 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001; 100,000,000 shares authorized, 42,570,178 and 42,303,611 shares issued and outstanding, respectively	42,569	42,303
Additional paid-in capital	3,677,057	3,640,657
Stock options and warrants	491,283	477,683
Deficit accumulated during development stage	(5,244,629)	(5,068,426)

Total Stockholders’ Equity (Deficit)	(1,033,720)	(907,783)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$689,404	$699,695

See accompanying notes and accountant’s review report.

1-F-2

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

			From Inception
	Three Months Ended March 31,		(December 2, 1985)
			through
	2002	2001	March 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$—	$—	$89,947

OPERATING EXPENSES
Research and development	30,062	26,929	2,308,434
Promotional fees	240	1,000	16,784
Professional fees	71,384	77,628	2,018,817
Directors’ fees	—	—	29,080
Depreciation and amortization	12,819	11,542	494,702
Salaries and benefits	—	72,609	1,009,860
Insurance	13,219	12,459	72,193
Shareholder relations and transfer fees	4,000	5,351	180,547
Rent	—	9,036	156,116
Travel and entertainment	6,516	15,033	105,672
Telephone and communications	622	6,938	28,002
Office	1,110	8,446	44,230
General and administrative	6,241	5,538	587,887

Total Operating Expenses	146,213	252,509	7,052,324

Loss From Operations	(146,213)	(252,509)	(6,962,377)
Other income (expense)
Miscellaneous income	—	—	22,000
Interest income	4,059	13,128	71,052
Internal gain on sale of securities	—	—	157,520
Accounts payable forgiveness	—	—	45,396
Loss on disposal of office equipment	—	—	(2,224)
Interest expense	(34,049)	(40,311)	(623,433)

Total Other Income (Expense)	(29,990)	(27,183)	(329,689)

Loss Before Income Taxes	(176,203)	(279,692)	(7,292,066)
Income Taxes	—	—	—

Loss Before Extraordinary Item	(176,203)	(279,692)	(7,292,066)
Extraordinary item, forgiveness of debt	—	—	2,047,437

NET LOSS	$(176,203)	$(279,692)	$(5,244,629)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ nil	$(0.01)

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON STOCK SHARES OUTSTANDING	42,364,324	40,698,265

See accompanying notes and accountant’s review report.

1-F-3

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Deficit Accumulated
	Common Stock		Additional	Stock	During
			Paid-in	Options and	Development
	Shares	Amount	Capital	Warrants	Stage

Balance, December 31, 2000	40,698,265	$40,698	$3,233,040	$379,403	$(4,048,125)
Common stock issued in exchange for convertible debt at $0.25 per share	1,605,346	1,605	399,504	—	—
Contribution of capital by shareholders in form of foregone interest and rent	—	—	8,113	—	—
Stock warrants issued in exchange for services	—	—	—	23,280	—
Stock options issued in exchange for services	—	—	—	75,000	—
Net loss for the year ended December 31, 2001	—	—	—	—	(1,020,301)

Balance, December 31, 2001	42,303,611	42,303	3,640,657	477,683	(5,068,426)
Contribution of capital by shareholders in form of foregone interest	—	—	1,523	—	—
Common stock issued in exchange for convertible debt at $0.25 per share	116,567	116	29,027	—	—
Stock issued for cash at an average price of $0.04 per share from the exercise of options	150,000	150	5,850	—	—
Stock options issued in exchange for services	—	—	—	13,600	—
Net loss for the three months ended March 31, 2002	—	—	—	—	(176,203)

Balance, March 31, 2002 (Unaudited)	42,570,178	$42,569	$3,677,057	$491,283	$(5,244,629)

Summary of required information regarding stock issuances can be found in Note 8.

See accompanying notes and accountant’s review report.

1-F-4

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

			From Inception
	Three Months Ended March 31,		(December 2, 1985)
			through
	2002	2001	March 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(176,203)	$(279,692)	$(5,244,629)
Extraordinary gain	—	—	(2,047,437)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	12,819	11,542	494,702
Loss on disposal of equipment	—	—	2,224
Investment income	—	—	(157,520)
Expenses paid through issuance of common stock	—	—	231,340
Expenses paid through issuance of common stock warrants and options	13,600	—	280,545
Interest expense accrued to convertible debt	511	—	205,422
Expenses paid through contribution of additional paid-in capital	1,523	2,396	47,469
Organization costs	—	—	(9,220)
Decrease (increase) in:
Deposits and prepaid expenses	13,745	(4,683)	(26,965)
Interest receivable	(4,007)	(4,008)	(35,586)
Deferred loan origination cost	—	—	(113,288)
Increase (decrease) in:
Accounts payable	77,262	44,788	242,808
Accounts and notes payable, related parties	—	—	127,631
Payroll and payroll taxes payable	—	—	2,046,353
Accrued interest	32,016	38,365	41,978

Net cash used in operating activities	(28,734)	(191,292)	(3,914,173)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	—	—	(48,003)
Internal gain on sale of securities	—	—	157,520
Acquisition of patents	(32,805)	(27,041)	(393,903)

Net cash provided by (used in) investing activities	(32,805)	(27,041)	(284,386)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	6,000	—	2,455,754
Proceeds from convertible notes	35,000	—	1,545,500
Proceeds from notes payable	—	—	388,508
Payments on notes payable	—	—	(175,127)

Net cash provided by financing activities	41,000	—	4,214,635

Net increase (decrease) in cash	(20,539)	(218,333)	16,076
Cash, beginning	36,615	758,267	—

Cash, ending	$16,076	$539,934	$16,076

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$—	$—	$339,927

Income taxes paid	$—	$—	$—

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued in exchange for professional fees and expenses	$—	$—	$340,869
Contributed expenses	$1,523	$2,396	$47,469
Common stock issued for a loan payable	$—	$—	$213,381
Common stock issued for notes receivable	$—	$—	$246,619
Options issued for services	$13,600	$—	$88,600
Warrants issued for services	$—	$—	$191,945
Accrued interest paid by convertible debt	$511	$—	$205,422
Common stock issued for convertible debt	$29,142	$—	$430,251

See accompanying notes and accountant’s review report.

1-F-5

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Advanced Biotherapy, Inc. was originally incorporated December 2, 1985 under the laws of the State of Nevada. The Company is involved in the research and development of the treatment of autoimmune diseases in humans, most notably, multiple sclerosis and rheumatoid arthritis. The Company conducts its research in Maryland. The Company’s fiscal year-end is December 31. The Company is a development stage enterprise.

On July 14, 2000, the Company incorporated a wholly owned subsidiary, Advanced Biotherapy, Inc. in the state of Delaware. On September 1, 2000, the Company merged with its wholly owned subsidiary, effectively changing its name to Advanced Biotherapy, Inc. (hereinafter “the Company”) and its domicile to Delaware.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Advanced Biotherapy, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Activities

The Company has been in the development stage since its formation in 1985 and has not realized any significant revenues from its planned operations. It is primarily engaged in the research and development of the treatment of autoimmune diseases in humans, most notably, multiple sclerosis and rheumatoid arthritis.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $176,203 for the three months ended March 31, 2002. At March 31, 2002, the Company has an accumulated deficit during the development stage of $5,244,629. The future of the Company is dependent upon future profitable operations from the commercial success of its medical research and development of products to combat diseases of the human immune system. Management has established plans designed to increase the capitalization of the Company and is actively seeking additional capital that will provide funds needed to fund the research and development and therefore the internal growth of the Company in order to fully implement its business plans. For the twelve-month period subsequent to March 31, 2002, the Company anticipates that its minimum cash requirements to continue as a going concern will be less than $800,000. The anticipated source of funds may be the issuance for cash of additional debt and/or equity instruments. In addition, management is actively seeking a collaborative relationship with either a pharmaceutical or biotechnology company. If successful, cash requirements may be met through royalty or licensing fees. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

1-F-6

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Accounting Pronouncements

In September 2000, the FASB issued SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company’s results of operations or financial position.

In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On October 1, 2001, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 has not effected the Company’s financial statements. The Company does not have assets with indeterminate lives.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. The Company adopted SFAS No. 143 and does not believe that the adoption will have a material impact on the financial statements of the Company.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). SFAS 144 replaces SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS 144 and does not believe that the adoption will have a material impact on the financial statements of the Company.

1-F-7

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interim Financial Statements

The interim financial statements as of and for the quarter ended March 31, 2002, included herein, have been prepared for the Company without audit. These statements reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for these periods. All such adjustments are normal recurring adjustments. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all bank accounts, certificates of deposit, money market accounts and short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At March 31, 2002, the Company had net deferred tax assets of approximately $1,105,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established.

At March 31, 2002, the Company’s net operating loss carryforwards amount to approximately $4,420,000, which expires in the years 2002 through 2022. At December 31, 2001, approximately $288,000 of net operating losses expired. Approximately $878,000 of net operating losses will expire on December 31, 2002.

1-F-8

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Reclassifications

Certain amounts from prior periods have been reclassified to conform with the current period presentation. These reclassifications have resulted in no changes to the Company’s accumulated deficit or net losses presented.

Promotional Fees

Promotional fees are charged to operations in the year incurred. Promotional fees amounted to $240 and $1,000 for the three months ended March 31, 2002 and 2001, respectively.

Research and Development Costs

Costs of research and development are expensed as incurred.

Compensated Absences

Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Revenue Recognition

Upon entering into license agreements with other companies, revenue will be recognized when fees are received. Prior to 1994, revenues were recognized when fees for services related to research activities were received.

Deferred Loan Origination Fees

During the year ended December 31, 2000, the Company entered into convertible subordinated debt, which required the payment of loan origination fees. See Note 13. These loan origination fees, which totaled $67,863, net of accumulated amortization at March 31, 2002, are amortized over the life of the related debt. During the three months ended March 31, 2002, the Company recorded amortization expense in the amount of $6,928 related to these fees.

1-F-9

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At March 31, 2002, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments

The carrying amounts for cash, deposits, prepaid expenses, receivables, accounts payable, loans and notes payable, accrued liabilities, and convertible debt approximate their fair value.

Internal Gain On Sale of Securities

During the year ending December 31, 2000, officers of the Company sold stock at a gain shortly after purchasing stock through a stock bonus plan. In compliance with the Securities and Exchange Rule 16b, the stockholders remitted the gain to the Company. The gain amounted to $157,520 and is reflected in the income statement as internal gain on sale of securities.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of three to five years.

1-F-10

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 3 – PROPERTY AND EQUIPMENT (Continued)

The following is a summary of property, equipment and accumulated depreciation at March 31, 2002:

	Cost	Accumulated Depreciation

Lab equipment	$27,582	$27,582
Office equipment	12,874	8,655
Furniture and fixtures	1,302	1,302

	$41,758	$37,539

Depreciation expense for the three months ended March 31, 2002 and 2001 was $669 and $920, respectively.

NOTE 4 – INVESTMENTS

The Company’s investments in debt securities that are intended to be held for an indefinite period, yet not to maturity, are classified as available-for-sale. Available-for-sale securities are recorded at fair value under investments in other assets on the balance sheet with the change in fair value during the period excluded from earnings and recorded net of tax as a component of other comprehensive income. During the year ended December 31, 2001, the Company liquidated its investment in a single corporate bond at no gain or loss.

NOTE 5 – INTANGIBLE ASSETS

Patents and Patents Pending

Costs relating to the development and approval of patents, other than research and development costs which are expensed, are capitalized and amortized using the straight-line method over seventeen years. The Company’s patents relate to the treatment of autoimmune diseases.

The following is a summary of the costs of patents and patents pending at March 31, 2002:

		Accumulated
	Cost	Amortization	Net Amount

Balance, December 31, 2000	$251,120	$(77,611)	$173,509
2001 Activity	109,977	(18,993)	90,984

Balance, December 31, 2001	361,097	(96,604)	264,493
2002 Activity	32,805	(5,222)	27,583

Balance, March 31, 2002	$393,902	$(101,826)	$292,076

NOTE 6 – RELATED PARTY TRANSACTIONS

Current Transactions

The Company has notes receivable in the amount of $246,619 from shareholders of the Company in connection with a payment plan for the purchase of Company stock. The notes accrue interest at a rate of 6.5% per annum and are payable on December 31, 2002.

1-F-11

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 6 – RELATED PARTY TRANSACTIONS (Continued)

Current Transactions (Continued)

Notes payable to related parties consist of notes payable to the former chairman and principal shareholder. During 2000, $85,750 of the notes was used to offset a bonus stock sale. The note has no specific due date, is currently uncollateralized, and is non-interest bearing, however, interest is calculated at the applicable federal rate each quarter. The calculated interest of $1,523 was recorded as interest expense and contributed capital in the accompanying financial statements.

During the three months ended March 31, 2002, the Company sold $25,000 of subordinated convertible pay-in-kind note to a related party. See Note 13.

Transactions in 1999

The Company’s former chairman and principal shareholder has advanced funds to pay a significant portion of the Company’s expenses since 1989. At December 31, 1999, the cumulative amounts owed to him for expenses amount to $257,076. Even though he was not charging interest to the Company, interest was calculated at the applicable federal rate of 5.59% at December 31, 1999. This interest was recorded as interest expense and contributed capital in the accompanying financial statements. During 2000, the Company paid part of this note and the balance was used to offset a bonus stock sale to the chairman. At December 31, 1998, the amounts owing for accrued salary was $1,146,000. During 1999, additional salary was accrued in the amount of $100,000. At December 31, 1999, in accordance with an agreement with other employee/shareholders of the Company, he received options to purchase 623,000 shares of common stock at $0.10 per share. The value of these options, in the amount of $155,750, was used to reduce his accrued salary. See Note 10. In 1999, he forgave the balance of accrued salary of $1,090,250 along with accrued interest of $9,962. This is recorded in the financial statements as a component of extraordinary income in 1999.

At December 31, 1999, the Company owed its then secretary/treasurer $13,381 for expenses paid in previous years and recorded in notes payable. During 2000, this note was used as partial payment for a bonus stock purchase by the secretary/treasurer. At December 31, 1998, the Company also owed this employee $184,000 in unpaid salary recorded as salary payable. During 1999, additional salary in the amount of $45,000 was accrued for this employee. At December 31, 1999, in accordance with an agreement with other employee/shareholders of the Company, she received options to purchase 114,500 shares of common stock at $0.10 per share. The value of these options, in the amount of $28,625, was used to reduce the accrued salary of this employee/shareholder. See Note 10. In 1999, she forgave the balance of accrued salary in the amount of $200,375. This is recorded in the financial statements as a component of extraordinary income in 1999.

At December 31, 1998, the then president of the Company was owed $171,360 in accrued salary. During 1999, a portion of this liability was paid. Also during 1999, additional salary in the amount of $75,000 was accrued. At December 31, 1999, in accordance with an agreement with other employee/shareholders of the Company, he received options to purchase 105,453 shares of common stock at $0.10 per share. The value of these options in the amount of $26,363 was used to reduce the accrued salary of the president. See Note 10. In 1999, he forgave the balance of accrued salary in the amount of $181,622. This is recorded in the financial statements as a component of extraordinary income in 1999.

1-F-12

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 6 – RELATED PARTY TRANSACTIONS (Continued)

Transactions Involving Leased Space

During 2000, the Company received the use of approximately 3,500 square feet of commercial building space on a rent-free basis from a firm owned by one of the Company’s directors. The utilization of the facility in this manner was mutually beneficial to the Company and the owner of this otherwise empty facility. No formal agreement memorialized this month-to-month arrangement. The value of the use of the facility was approximately $150 per month, and was recorded in the financial statements as rent expense and contributed capital.

During 2000, the Company leased office space from a company owned in part by a shareholder. The minimum base lease payment was $4,800 annually. This lease was terminated effective December 31, 2000. See Note 14.

NOTE 7 – CONCENTRATIONS

The Company maintains cash in a money market account at a bank in California. The funds on deposit are not insured by the FDIC, and therefore, a total of $16,076 is at risk on March 31, 2002.

NOTE 8 – COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

Information regarding the number of shares issued and consideration received is as follows:

	Common Stock

	Average			Additional
	price per			Paid-in
	share	Shares	Amount	Capital

Common stock issued for cash:
1985	$.50	100,000	$100	$49,900
1986	1.00	639,500	640	678,861
1987	1.00	850,500	850	759,650
1988	1.00	25,000	25	24,975
1993	.25	2,402,000	2,402	475,900
1995	.05	1,000,000	1,000	49,000
1996	.05	520,000	520	25,480
1997	.09	1,800,500	1,801	153,749
1998	.10	305,000	305	30,195
1999	.05	3,158,000	3,158	151,993

		10,800,500	10,801	2,399,703

Common stock issued for patents assigned:
1984	.01	550,000	5,500	—
1985, adjustment to reflect change in number and par value of shares outstanding	—	2,750,000	(2,200)	2,200

		3,300,000	3,300	2,200

Common stock issued for acquisitions:
1985	.01	13,333,500	$13,334	$(41,112)

1-F-13

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 8 – COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

	Common Stock

	Average			Additional
	price per			Paid-in
	share	Shares	Amount	Capital

Common stock issued for note receivable:
1986	$1.00	10,000	$10	$9,990
2000	.05	4,932,380	4,932	241,687

		4,942,380	4,942	251,677

Contribution of additional paid-in capital:
1991	—	—	—	35,825
1999	—	—	—	28,098
2000	—	—	—	9,735
2001	—	—	—	8,113
2002	—	—	—	1,523

		—	—	83,294

Stock subscriptions:
1999	.05	650,000	650	31,850

Cancellation of escrowed shares in 1999	.001	(850,000)	(850)	850
Reissued escrowed shares cancelled in error:
2001- See Note 15.001		850,000	850	(850)

		—	—	—

Common stock issued for services (1):
1988	.50	25,000	25	12,475
1989	.38	25,000	25	9,475
1990	.66	37,375	37	24,635
1991	.51	159,500	160	81,010
1992	.75	62,500	62	46,563
1993	.25	120,000	120	29,880
1996	.05	308,500	308	13,832
1997	.05	155,500	155	7,619
1999	.05	99,190	99	4,860

		992,565	991	230,349

Common stock issued to replace unrecorded certificates:
1988	.001	1,200	1	(1)
1992	.001	500	1	(1)
2000	.001	100,000	100	(100)

		101,700	$102	$(102)

1-F-14

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 8 – COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

	Common Stock

	Average			Additional
	price per			Paid-in
	share	Shares	Amount	Capital

Common stock issued for forgiveness of accounts payable (1):
1990	$ .50	25,000	$25	$12,475
1996	.05	150,000	150	7,350

		175,000	175	19,825

Common stock issued in payment of notes payable (1):
1993	.25	200,000	200	49,800
2000	.05	1,714,995	1,715	84,035

		1,914,995	1,915	133,835

Common stock issued in payment of loans payable (1):
2000	.05	2,552,625	2,553	125,078

Common stock issued for commissions (1):
1993	.001	1,260,000	1,260	—

Common stock issued for convertible debt:
2001	.25	1,605,346	1,605	399,504
2002	.25	116,567	116	29,027

		1,721,913	1,721	428,531

Stock options exercised:
1997	.01	325,000	325	2,929
2000	.01	350,000	350	3,150
2002	.04	150,000	150	5,850

		825,000	825	11,929

Total		42,570,178	$42,569	$3,677,057

(1)	Per share amounts determined by information deemed most reliable based on circumstances of each case: trading price at time of issuance or value of services received.

Effective with the merger of Advanced Biotherapy Concepts, Inc. into its wholly owned subsidiary, each issued and outstanding share of Advanced Biotherapy Concepts, Inc. common stock was converted automatically into one share of $0.001 par value common stock of Advanced Biotherapy, Inc.

1-F-15

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 8 – COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

Stock Bonus Plan

On January 11, 2000, the Company issued 9,200,000 shares of common stock to certain key officers and directors under a stock bonus plan, subject to various restrictions. The plan’s purpose is to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth of the Company, thereby inducing them to continue to make such contributions in the future. Such stock bonuses were issued at the weighted average price at which the Company had been selling shares of stock out of authorized but yet unissued common stock to third parties during the six months immediately preceding the issuance of the bonus shares, or $0.05.

Omnibus Equity Incentive Plan

During December 2000, the board of directors of the Company approved an Equity Incentive Plan. A maximum of 4,000,000 shares of common stock will be available for the incentive plan with annual increases equal to the lesser of 2.5% of outstanding shares or 250,000 shares.

NOTE 9 – PREFERRED STOCK

With the merger into its Delaware subsidiary, the Company has authorized 20,000,000 shares of $0.001 par value preferred stock authorized. As of March 31, 2002, the Company has not issued any of its preferred stock.

NOTE 10 – STOCK OPTIONS AND ISSUANCE COMMITMENTS

On February 25, 1991, the Corporation granted non-statutory options to purchase stock to members of its board of directors, officers, and outside consultants. These options offer a total of 860,000 shares at a price of $0.20 per share with an exercise period of February 25, 1991 to February 25, 2001. The expiration date of these options was extended to February 25, 2002 at which time the options expired. Additional options were issued effective February 1, 1993, for a total of 250,000 shares at a price of $0.01 per share, with an exercise period of February 1, 1993 to February 1, 2003. During 1995, options for 50,000 shares were granted at $0.20 per share, which expire in 2005. Also in 1995, options for 350,000 shares were granted at $0.01 per share, expiring in 2005. During 1996, options for 525,000 shares were granted at $0.10 per share, which expire in 2006. The shares purchased will be restricted and, therefore, may not be transferred without registration under applicable federal and state securities laws.

Stock options granted to a director of the Company for 325,000 shares at a price of $0.01 were exercised in 1997. On December 31, 1999, three officers of the Company received 842,953 stock options in partial payment of accrued salaries in the amount of $210,738. In addition the same three officers forgave the balance of their accrued salaries and interest in the amount of $1,482,209. See Note 6. In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the options was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the stock options: strike price at $0.10, risk free interest rate of 5%, expected life of 5 years, and expected volatility of 30% and no dividends are expected to be paid. At December 31, 1999, the Company recorded $210,738 ($0.25 per option) to reduce accrued wages for the value of these options based upon these Black Scholes assumptions. These stock options are exercisable immediately, and expire on December 31, 2005. See Note 6. During the year ended December 31, 2000, 350,000 options were exercised at $0.01 per share.

1-F-16

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 10 – STOCK OPTIONS AND ISSUANCE COMMITMENTS (Continued)

During November 2001, the Company issued stock options to purchase 250,000 shares of the Company’s stock at $0.25 per share to a consultant. The options are exercisable immediately and expire on November 15, 2011. The options have piggyback registration rights to be effective in the next SEC registration statement. See Note 14. In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the options was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the stock options: strike price at $0.25, risk free interest rate of 5%, expected life of 10 years, and expected volatility of 38% and no dividends are expected to be paid. At November 15, 2001, the Company recorded $75,000 ($0.30 per option) to professional fees for the value of these options based upon these Black Scholes assumptions.

During January 2002, the Company issued stock options to purchase 80,000 shares of the Company’s stock at $0.25 per share to its board of directors for services rendered during the year ended December 31, 2001. In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the options was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the stock options: strike price at $0.25, risk free interest rate of 5%, expected life of 5 years, and expected volatility of 38% and no dividends are expected to be paid. At December 31, 2001, the Company recorded $13,600 ($0.17 per option) to professional fees for the value of these options based upon these Black Scholes assumptions.

Following is a summary of the status of the options during the three months ended March 31, 2002 and the year ended December 31, 2001:

		Weighted
		Average
	Number of Shares	Exercise Price

Outstanding at January 1, 2001	2,527,953	$.11
Granted	250,000	.25
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2001	2,777,953	.14
Granted	80,000	.25
Exercised	150,000	.04
Forfeited	860,000	.20

Outstanding at March 31, 2002	1,847,953	.12

Options exercisable at March 31, 2002	1,847,953	$.12

Weighted average fair value of options granted in 2002		$.17

NOTE 11 – INCOME (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares outstanding during the period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.

1-F-17

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 11 – INCOME (LOSS) PER SHARE (Continued)

Diluted earnings (loss) per share is computed by dividing the net income (loss) adjusted for interest expense on convertible debt by the weighted average number of basic shares outstanding increased by the number of shares that would be outstanding assuming conversion of the stock options, warrants, and convertible debt. Diluted net loss per share is the same as basic net loss per share as inclusion of the common stock equivalents would be antidilutive. All effective dilutions are reflected in the accompanying statements of operations.

Required earnings per share information related to extraordinary income is as follows:

	Quarter Ended		From Inception
			(December 2, 1985)
	March 31,	March 31,	through
	2002	2001	March 31, 2002

Earnings per share
Extraordinary gains	$—	$—	$0.09

Earnings per share – assuming dilution
Extraordinary gains	$—	$—	$0.09

NOTE 12 – NON-CASH COMMITMENT AND WARRANTS

During the year ended December 31, 2001, the Company issued to four directors of the Company warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.25 per share. The warrants expire between May 2005 and April 2006. In accordance with Statement of Financial Accounting Standards No. 123, the fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: strike price at $0.25, risk free interest rate of 5%, expected life of 5 years, and expected volatility of 38%. During the year ended December 31, 2001, the Company recorded $23,280 as directors’ fees for these warrants.

On January 19, 2000, the Company engaged an investment banking firm and, as partial compensation for its services, issued warrants to purchase up to 4,685,135 shares of the Company’s common stock with an exercise price of $0.15 per share. The warrants are exercisable for ten years. In accordance with Statement of Financial Accounting Standards No. 123, the fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: strike price at $0.15, risk free interest rate of 6.2%, expected life of 10 years, and expected volatility of 30%. During the year ended December 31, 2000, the Company recorded $168,665 as consulting fees for the aforementioned investment banking firm services. A cash-less exercise may be used for all warrant transactions. No fees are payable to the investment advisor in connection with the exercise of the warrants, which contain full, unconditional piggy-back registration rights without any holdback obligations.

At March 31, 2002, the total of the Company’s exercisable warrants is 5,085,135. The average exercise price of the warrants at March 31, 2002 is $0.16 per share.

1-F-18

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 13 – CONVERTIBLE DEBT

During the year ended December 31, 2000, the Company sold in a private placement to accredited investors $1,510,500 of convertible subordinated debt due and payable September 30, 2004. The debt bears interest at the rate of 10% per annum and is payable semi-annually in cash or additional convertible subordinated debt. The unpaid accrued interest at December 31, 2001, June 30, 2001 and December 31, 2000 of $77,979, $77,262 and $49,669, respectively, was converted to additional convertible debt.

This debt is convertible into shares of Company common stock at a conversion price equal to $0.25 per share, subject to certain anti-dilution provisions. The Company offered the convertible subordinated debt pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated under the Securities Act. In connection with the placement of the debt, the Company paid a loan origination fee of $113,288 to its financial advisor, in addition to the granting of an option to purchase an equivalent principal amount of convertible subordinated debt at the face amount thereof over a period of ten years. The aforementioned fee is currently included in other assets and is being amortized over the term of the debt. Amortization for the three months ended March 31, 2002 was $6,928.

During the year ended December 31, 2001, a total of $355,000 original debt and $46,109 of accrued and converted interest was converted into 1,605,346 shares of common stock at $0.25 per share. During the three months ended March 31, 2002, a total of $25,000 original debt and $4,142 of accrued and converted interest was converted into 116,567 shares of common stock at $0.25 per share.

During the three months ended March 31, 2002, the Company sold in a private placement to accredited investors $35,000 of convertible subordinated pay-in-kind notes, which are due and payable September 30, 2004. The debt bears interest at the rate of 11% per annum and is payable semi-annually in cash or additional convertible subordinated debt. This debt is convertible into shares of Company common stock at a conversion price equal to $0.25 per share, subject to certain anti-dilution provisions. A total of $25,000 of this note was sold to an officer of the Company.

Subsequently, during April 2002, the Company sold in a private placement to accredited investors $593,000 of convertible subordinated pay-in-kind notes, which are due and payable September 30, 2004. The debt bears interest at the rate of 11% per annum and is payable semi-annually in cash or additional convertible subordinated debt.

1-F-19

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Consulting Contract

During July 2000, the Company signed a contract with a consultant to provide information on possible partnering companies to divest or license certain rights to its technologies or products. The contract called for the payment of a $5,000 monthly retainer. This contract could be cancelled with a 60 day written notice. On January 24, 2001, the contract was modified to waive the termination notice, and was terminated effective February 1, 2001. Subsequently, in November 2001, the Company renegotiated this contract and signed a new six-month contract to provide information on possible partnering companies to divest or license certain rights to its technologies or products. The contract calls for the issuance of a stock option to purchase 250,000 shares of the Company’s stock at $0.25 per share, exercisable for ten years. The option has piggyback registration rights to be effective in the next SEC registration statement. See Note 10. The Company also agreed to pay a success fee based on a percentage of the transaction value of any divestiture or license brought about by this contract. In addition, if the success fee is earned by the consultant, the Company will issue a warrant to the consultant to purchase 100,000 shares of common stock at a 10% discount of fair market value.

Office Lease

During January 2001, the Company signed an office lease agreement for three years beginning March 1, 2001. The lease called for monthly rental payments of $3,600 plus its portion of operating expenses with an annual escalation clause of 4%. The lease required a $15,580 deposit. Effective June 28, 2001, the Company cancelled this lease and has received a refund of the deposit. The cost of such cancellation included the payment of rent for the months of July and August 2001 in the amount of $7,200, and the payment of a broker’s commission of approximately $6,700.

NOTE 15 – RESTATEMENT OF WEIGHTED AVERAGE SHARES

During the quarter ended March 31, 2002, it was discovered that the Company mistakenly cancelled 850,000 shares of common stock in 1999. Under the terms of a settlement agreement and mutual general release and an escrow agreement each dated July 31, 1991 (collectively referred to as “settlement agreements”) among the Company, a shareholder, a consultant and certain other parties, the Company issued 850,000 shares in the name of the consultant and placed these shares into escrow. These shares were to be released to the consultant upon performance of certain services that were to be provided by the consultant no later than January 15, 1993. The settlement agreements also stated that the 850,000 shares of common stock would be distributed back to the original shareholder, if such services were not provided by the consultant. Such services were not provided by the consultant, in whole or in part, and all 850,000 shares were cancelled by the Company in 1999. However, instead of being cancelled the shares should have been returned to the original shareholder in 1999 pursuant to the settlement agreements. Therefore, the shares were reissued to the original shareholder and are reflected in the accompanying financial statements as if they were never cancelled.

The effect of this restatement is as follows for the three months ended March 31, 2001:

	As Previously
	Reported	As Restated

Weighted average shares outstanding	39,848,265	40,698,265
Basic and diluted net loss per common share	$(0.01)	$(0.01)

1-F-20

ADVANCED BIOTHERAPY, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
March 31, 2002

NOTE 16 – SUBSEQUENT EVENTS

In April 2002, the Company granted options to purchase 100,000 shares of common stock to a consultant for services. The value of the options granted will be charged against consulting expenses during the second quarter.

For the period April 1, 2002, through May 8, 2002 (“Subsequent Event Period”), the Company sold in a private placement to accredited investors its 2002 subordinated convertible pay-in-kind notes due September 30, 2004 (“2002 convertible notes”), in the principal amount of $593,000 in cash. The 2002 convertible notes bear interest at the rate of 11% per annum payable semi-annually in cash or additional 2002 convertible notes. In connection with the placement by a broker/dealer of $75,000 principal amount of such 2002 convertible notes, the Company is obligated to pay a placement fee of 7.0%, in cash, together with an option to purchase 10% of the private placed amount or a warrant to acquire 10% of the shares which the private placement amount is converted, at a price equal to that paid by other investors in the note offering. No placement or finders fees are payable on $518,000 of such $593,000 principal amount of 2002 convertible notes placed through May 8, 2002. The 2002 convertible notes are convertible into shares of Company Common Stock at a conversion price per share equal to twenty-five cents ($0.25), subject to certain anti-dilution provisions. The Company offered the 2002 convertible notes pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The proceeds from the placement of 2002 convertible notes will be used to satisfy outstanding payables and to pay operating costs, including salaries to key personnel, scientific development costs and patent application legal costs, and to pursue certain collaborative relationships with other biotechnology or pharmaceutical companies.

1-F-21

ADVANCED BIOTHERAPY, INC.
(Formerly Advanced Biotherapy Concepts, Inc.)
(A Development Stage Enterprise)

December 31, 2001

CONTENTS

Independent Auditor’s Report	2-F-1

Financial Statements:

Balance Sheets	2-F-2

Statements of Operations	2-F-3

Statement of Stockholders’ Equity (Deficit)	2-F-4

Statements of Cash Flows	2-F-5

Notes to Financial Statements	2-F-6

Board of Directors
Advanced Biotherapy, Inc.
Woodland Hills, CA

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheets of Advanced Biotherapy, Inc. (formerly Advanced Biotherapy Concepts, Inc.) (a Delaware corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from December 2, 1985 (inception) through December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Biotherapy, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from December 2, 1985 (inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16 to the financial statements, an error resulting in the understatement of previously reported common stock and weighted average number of shares outstanding as of December 31, 1999, were discovered by management of the Company subsequent to the current year. Accordingly, an adjustment has been made to common stock and additional paid in capital as of December 31, 1999, to correct the error.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenue in the past years, and has suffered recurring losses from operations resulting in an accumulated deficit of $5,068,426 at December 31, 2001. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
February 26, 2002

2-F-1

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2001	2000

		(Restated)
CURRENT ASSETS
Cash	$36,615	$758,267
Notes receivable — related party	246,619	246,619
Interest receivable — related party	31,579	15,548
Deposits and prepaid expenses	40,710	32,692

Total Current Assets	355,523	1,053,126

PROPERTY AND EQUIPMENT, net of accumulated depreciation	4,888	10,287

OTHER ASSETS
Deferred loan origination fees, net of accumulated amortization	74,791	102,503
Patents and patents pending, net of accumulated amortization	264,493	173,509

Total Other Assets	339,284	276,012

TOTAL ASSETS	$699,695	$1,339,425

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$142,206	$46,609
Accounts payable — related party	9,740	—
Accrued expenses — related party	13,600	—

Total Current Liabilities	165,546	46,609

LONG-TERM DEBT
Convertible notes payable	1,314,301	1,560,169
Notes payable to related parties	127,631	127,631

Total Long-Term Debt	1,441,932	1,687,800

Total Liabilities	1,607,478	1,734,409

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001; 20,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001; 100,000,000 shares authorized, 42,303,611 and 40,698,265 shares issued and outstanding, respectively	42,303	40,698
Additional paid-in capital	3,640,657	3,233,040
Stock options and warrants	477,683	379,403
Deficit accumulated during development stage	(5,068,426)	(4,048,125)

Total Stockholders’ Equity (Deficit)	(907,783)	(394,984)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$699,695	$1,339,425

The accompanying notes are an integral part of these financial statements.

2-F-2

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS

			From Inception
	Years Ended December 31,		(December 2, 1985)
			through
	2001	2000	December 31, 2001

REVENUES	$—	$—	$89,947

OPERATING EXPENSES
Research and development	133,747	39,579	2,278,372
Promotional fees	8,986	7,558	16,544
Professional fees	395,074	430,608	1,947,433
Director’s fees	29,080	—	29,080
Depreciation and amortization	49,879	24,222	481,883
Salaries and benefits	83,746	174,613	1,009,860
Insurance	48,076	10,898	58,974
Shareholder relations and transfer fees	28,788	19,613	176,547
Rent	33,962	11,100	156,116
Travel and entertainment	37,796	60,816	99,156
Telephone and communications	12,764	12,238	27,380
Office	15,208	27,222	43,120
General and administrative	13,648	8,617	581,646

Total Operating Expenses	890,754	827,084	6,906,111

Loss From Operations	(890,754)	(827,084)	(6,816,164)
Other income (expense)
Miscellaneous income	—	—	22,000
Interest income	35,902	29,995	66,993
Internal gain on sale of securities	—	157,520	157,520
Accounts payable forgiveness	—	45,396	45,396
Loss on disposal of office equipment	(2,224)	—	(2,224)
Interest expense	(163,225)	(59,097)	(589,384)

Total Other Income (Expense)	(129,547)	173,814	(299,699)

Loss Before Income Taxes	(1,020,301)	(653,270)	(7,115,863)
Income Taxes	—	—	—

Loss Before Extraordinary Item	(1,020,301)	(653,270)	(7,115,863)
Extraordinary item, forgiveness of debt	—	—	2,047,437

NET (LOSS)	$(1,020,301)	$(653,270)	$(5,068,426)

BASIC AND DILUTED NET (LOSS) PER COMMON SHARE	$(0.02)	$(0.02)

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON STOCK SHARES OUTSTANDING	40,885,351	40,128,866

The accompanying notes are an integral part of these financial statements.

2-F-3

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

						Deficit
						Accumulated
	Common Stock		Additional		Stock	During
			Paid-in	Stock	Options and	Development
	Shares	Amount	Capital	Subscriptions	Warrants	Stage

Balance, December 31, 1999	30,198,265	$30,198	$2,770,305	$(32,500)	$210,738	$(3,394,855)
Correction of an error — common stock reissued, which was cancelled in error See Note 16	850,000	850	(850)	—	—	—

Restateded balance, December 31, 1999	31,048,265	31,048	2,769,455	(32,500)	210,738	(3,394,855)
Contribution of capital by shareholders in form of foregone interest and rent	—	—	9,735	—	—	—
Stock subscriptions paid	—	—	—	32,500	—	—
Stock issued as part of stock bonus plan in exchange for loan payable and notes receivable at $0.05 per share	9,200,000	9,200	450,800	—	—	—
Stock warrants issued in exchange for services	—	—	—	—	168,665	—
Stock issued for cash at $0.01 from the exercise of options	350,000	350	3,150	—	—	—
Stock adjustment	100,000	100	(100)	—	—	—
Net loss for the year ended December 31, 2000	—	—	—	—	—	(653,270)

Restated balance, December 31, 2000	40,698,265	40,698	3,233,040	—	379,403	(4,048,125)
Common stock issued in exchange for convertible debt at $0.25 per share	1,605,346	1,605	399,504	—	—	—
Contribution of capital by shareholders in form of foregone interest and rent	—	—	8,113	—	—	—
Stock warrants issued in exchange for services	—	—	—	—	23,280	—
Stock options issued in exchange for services	—	—	—	—	75,000	—
Net loss for the year ended December 31, 2001	—	—	—	—	—	(1,020,301)

Balance, December 31, 2001	42,303,611	$42,303	$3,640,657	$—	$477,683	$(5,068,426)

Summary of required information regarding stock issuances can be found in Note 9.

The accompanying notes are an integral part of these financial statements.

2-F-4

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

			From Inception
	Years Ended December 31,		(December 2, 1985)
			through
	2001	2000	December 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,020,301)	$(653,270)	$(5,068,426)
Extraordinary gain	—	—	(2,047,437)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	49,879	24,222	481,883
Loss on disposal of equipment	2,224	—	2,224
Investment income	—	(157,520)	(157,520)
Expenses paid through issuance of common stock	—	—	231,340
Expenses paid through issuance of common stock warrants and options	98,280	168,665	266,945
Interest expense accrued to convertible debt	155,242	49,669	204,911
Expenses paid through contribution of additional paid-in capital	8,113	9,735	45,946
Organization costs	—	—	(9,220)
Decrease (increase) in:
Deposits and prepaid expenses	(8,018)	(32,692)	(40,710)
Interest receivable	(16,031)	(15,548)	(31,579)
Deferred loan origination cost	—	(113,288)	(113,288)
Increase (decrease) in:
Accounts payable	118,937	(47,325)	165,546
Accounts and notes payable, related parties	—	(129,445)	127,631
Payroll and payroll taxes payable	—	—	2,046,353
Accrued interest	—	—	9,962

Net cash used in operating activities	(611,675)	(896,797)	(3,885,439)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	—	(11,030)	(48,003)
Internal gain on sale of securities	—	157,520	157,520
Acquisition of patents	(109,977)	(72,884)	(361,098)

Net cash provided by (used in) investing activities	(109,977)	73,606	(251,581)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	36,000	2,449,754
Proceeds from convertible notes	—	1,510,500	1,510,500
Proceeds from notes payable	—	100,000	388,508
Payments on notes payable	—	(100,000)	(175,127)

Net cash provided by financing activities	—	1,546,500	4,173,635

Net increase (decrease) in cash	(721,652)	723,309	36,615
Cash, beginning	758,267	34,958	—

Cash, ending	$36,615	$758,267	$36,615

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest expense paid	$—	$984	$339,927

Income taxes paid	$—	$—	$—

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued in exchange for professional fees and expenses	$—	$—	$340,869
Contributed expenses	$8,113	$9,735	$45,946
Common stock issued for a loan payable	$—	$213,381	$213,381
Common stock issued for notes receivable	$—	$246,619	$246,619
Options issued for services	$75,000	$—	$75,000
Warrants issued for services	$23,280	$168,665	$191,945
Accrued interest paid by convertible debt	$155,242	$49,669	$204,911
Common stock issued for convertible debt	$401,109	$—	$401,109

The accompanying notes are an integral part of these financial statements.

2-F-5

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Advanced Biotherapy, Inc. (formerly Advanced Biotherapy Concepts, Inc.) was originally incorporated December 2, 1985 under the laws of the State of Nevada. The Company is involved in the research and development of the treatment of autoimmune diseases in humans, most notably, multiple sclerosis and rheumatoid arthritis. The Company conducts its research in Maryland. The Company’s fiscal year-end is December 31. The Company is a development stage enterprise.

On July 14, 2000, the Company incorporated a wholly owned subsidiary, Advanced Biotherapy, Inc. in the state of Delaware. On September 1, 2000, the Company merged with its wholly owned subsidiary, effectively changing its name to Advanced Biotherapy, Inc. (hereinafter “the Company”) and its domicile to Delaware.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Advanced Biotherapy, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Development Stage Activities

The Company has been in the development stage since its formation in 1985 and has not realized any significant revenues from its planned operations. It is primarily engaged in the research and development of the treatment of autoimmune diseases in humans, most notably, multiple sclerosis and rheumatoid arthritis.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $1,020,301 for the year ended December 31, 2001. At December 31, 2001, the Company has an accumulated deficit during the development stage of $5,068,426. The future of the Company is dependent upon future profitable operations from the commercial success of its medical research and development of products to combat diseases of the human immune system. Management has established plans designed to increase the capitalization of the Company and is actively seeking additional capital that will provide funds needed to fund the research and development and therefore the internal growth of the Company in order to fully implement its business plans. For the twelve-month period subsequent to December 31, 2001, the Company anticipates that its minimum cash requirements to continue as a going concern will be less than $800,000. The anticipated source of funds may be the issuance for cash of additional debt and/or equity instruments. In addition, management is actively seeking a collaborative relationship with either a pharmaceutical or biotechnology company. If successful, cash requirements may be met through royalty or licensing fees. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2-F-6

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Accounting Pronouncements

In September 2000, the FASB issued SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.” This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company believes that the adoption of this standard will not have a material effect on the Company’s results of operations or financial position.

In June 2001, the FASB issued SFAS No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On October 1, 2001, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 does not result in an increase in net income in fiscal 2001. The Company does not have assets with indeterminate lives.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS No. 143). SFAS No. 143 establishes guidelines related to the retirement of tangible long-lived assets of the Company and the associated retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets. This statement is effective for financial statements issued for the fiscal years beginning after June 15, 2002 and with earlier application encouraged. The Company adopted SFAS No. 143 and does not believe that the adoption will have a material impact on the financial statements of the Company at December 31, 2001.

2-F-7

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Pronouncements (Continued)

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144). SFAS 144 replaces SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. This statement is effective beginning for fiscal years after December 15, 2001, with earlier application encouraged. The Company adopted SFAS 144 and does not believe that the adoption will have a material impact on the financial statements of the Company at December 31, 2001.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all bank accounts, certificates of deposit, money market accounts and short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2001, the Company had net deferred tax assets of approximately $1,100,000, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established.

At December 31, 2001, the Company’s net operating loss carryforwards amount to approximately $4,400,000, which expires in the years 2002 through 2021. At December 31, 2001, approximately $288,000 of net operating losses expired. Approximately $878,000 of net operating losses will expire on December 31, 2002.

2-F-8

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Reclassifications

Certain amounts from prior periods have been reclassified to conform with the current period presentation. These reclassifications have resulted in no changes to the Company’s accumulated deficit or net losses presented.

Promotional Fees

Promotional fees are charged to operations in the year incurred. Promotional fees amounted to $8,986 and $7,558 for the year ended December 31, 2001 and 2000, respectively.

Research and Development Costs

Costs of research and development are expensed as incurred.

Compensated Absences

Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and, accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Revenue Recognition

Upon entering into license agreements with other companies, revenue will be recognized when fees are received. Prior to 1994, revenues were recognized when fees for services related to research activities were received.

Deferred Loan Origination Fees

During the year ended December 31, 2000, the Company entered into convertible subordinated debt, which required the payment of loan origination fees. See Note 14. These loan origination fees, which totaled $74,791, net of accumulated amortization at December 31, 2001, are amortized over the life of the related debt. During the year ended December 31, 2001, the Company recorded amortization expense in the amount of $27,712 related to these fees.

2-F-9

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, which is effective for the Company as of January 1, 2001. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At December 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments

The carrying amounts for cash, deposits, prepaid expenses, receivables, accounts payable, loans and notes payable, accrued liabilities, and convertible debt approximate their fair value.

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

The following is a summary of property, equipment and accumulated depreciation at December 31, 2001:

		Accumulated
	Cost	Depreciation

Lab equipment	$27,582	$27,582
Office equipment	12,874	7,986
Furniture and fixtures	1,302	1,302

	$41,758	$36,870

Depreciation expense for the year ended December 31, 2001 and 2000 was $3,174 and $743, respectively.

2-F-10

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 4 — INVESTMENTS

The Company’s investments in debt securities that are intended to be held for an indefinite period, yet not to maturity, are classified as available-for-sale. Available-for-sale securities are recorded at fair value under investments in other assets on the balance sheet with the change in fair value during the period excluded from earnings and recorded net of tax as a component of other comprehensive income. During the year ended December 31, 2001, the Company liquidated its investment in a single corporate bond at no gain or loss.

NOTE 5 — INTANGIBLE ASSETS

Patents and Patents Pending

Costs relating to the development and approval of patents, other than research and development costs, which are expensed, are capitalized and amortized using the straight-line method over seventeen years. The Company’s patents relate to the treatment of autoimmune diseases.

The following is a summary of the costs of patents and patents pending at December 31, 2001:

		Accumulated
	Cost	Amortization	Net Amount

Balance, December 31, 1999	$178,236	$(64,917)	$113,319
2000 Activity	72,884	(12,694)	60,190

Balance, December 31, 2000	251,120	(77,611)	173,509
2001 Activity	109,977	(18,993)	90,984

Balance, December 31, 2001	$361,097	$(96,604)	$264,493

NOTE 6 — RELATED PARTY TRANSACTIONS

Current Transactions

The Company has notes receivable in the amount of $246,619 from shareholders of the Company in connection with a payment plan for the purchase of Company stock. The notes accrue interest at a rate of 6.5% per annum and are payable on December 31, 2002.

Notes payable to related parties consist of notes payable to the former chairman and principal shareholder. During 2000, $85,750 of the notes was used to offset a bonus stock sale. The note has no specific due date, is currently uncollateralized, and is non-interest bearing, however, interest is calculated at the applicable federal rate each quarter. The calculated interest of $7,213 was recorded as interest expense and contributed capital in the accompanying financial statements.

2-F-11

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 6 — RELATED PARTY TRANSACTIONS (Continued)

Transactions in 1999

The Company’s former chairman and principal shareholder has advanced funds to pay a significant portion of the Company’s expenses since 1989. At December 31, 1999, the cumulative amounts owed to him for expenses amount to $257,076. Even though he was not charging interest to the Company, interest was calculated at the applicable federal rate of 5.59% at December 31, 1999. This interest was recorded as interest expense and contributed capital in the accompanying financial statements. During 2000, the Company paid part of this note and the balance was used to offset a bonus stock sale to the chairman. At December 31, 1998, the amounts owing for accrued salary was $1,146,000. During 1999, additional salary was accrued in the amount of $100,000. At December 31, 1999, in accordance with an agreement with other employee/shareholders of the Company, he received options to purchase 623,000 shares of common stock at $0.10 per share. The value of these options, in the amount of $155,750, was used to reduce his accrued salary. See Note 11. In 1999, he forgave the balance of accrued salary of $1,090,250 along with accrued interest of $9,962. This is recorded in the financial statements as a component of extraordinary income in 1999.

At December 31, 1999, the Company owed its then secretary/treasurer $13,381 for expenses paid in previous years and recorded in notes payable. During 2000, this note was used as partial payment for a bonus stock purchase by the secretary/treasurer. At December 31, 1998, the Company also owed this employee $184,000 in unpaid salary recorded as salary payable. During 1999, additional salary in the amount of $45,000 was accrued for this employee. At December 31, 1999, in accordance with an agreement with other employee/shareholders of the Company, she received options to purchase 114,500 shares of common stock at $0.10 per share. The value of these options, in the amount of $28,625, was used to reduce the accrued salary of this employee/shareholder. See Note 11. In 1999, she forgave the balance of accrued salary in the amount of $200,375. This is recorded in the financial statements as a component of extraordinary income in 1999.

At December 31, 1998, the then president of the Company was owed $171,360 in accrued salary. During 1999, a portion of this liability was paid. Also during 1999, additional salary in the amount of $75,000 was accrued. At December 31, 1999, in accordance with an agreement with other employee/shareholders of the Company, he received options to purchase 105,453 shares of common stock at $0.10 per share. The value of these options in the amount of $26,363 was used to reduce the accrued salary of the president. See Note 11. In 1999, he forgave the balance of accrued salary in the amount of $181,622. This is recorded in the financial statements as a component of extraordinary income in 1999.

2-F-12

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 6 — RELATED PARTY TRANSACTIONS (Continued)

Transactions Involving Leased Space

During 2000, the Company received the use of approximately 3,500 square feet of commercial building space on a rent-free basis from a firm owned by one of the Company’s directors. The utilization of the facility in this manner was mutually beneficial to the Company and the owner of this otherwise empty facility. No formal agreement memorialized this month-to-month arrangement. The value of the use of the facility was approximately $150 per month, and was recorded in the financial statements as rent expense and contributed capital.

During 2000, the Company leased office space from a company owned in part by a shareholder. The minimum base lease payment was $4,800 annually. This lease was terminated effective December 31, 2000. See Note 15.

NOTE 7 — INTERNAL GAIN ON SALE OF SECURITIES

During the year ending December 31, 2000, officers of the Company sold stock at a gain shortly after purchasing stock through a stock bonus plan. In compliance with the Securities and Exchange Rule 16b, the stockholders remitted the gain to the Company. The gain amounted to $157,520 and is reflected in the income statement as internal gain on sale of securities.

NOTE 8 — CONCENTRATIONS

The Company maintains cash in a money market account at a bank in California. The funds on deposit are not insured by the FDIC, and therefore, a total of $36,615 is at risk on December 31, 2001.

NOTE 9 — COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

Information regarding the number of shares issued and consideration received is as follows:

	Common Stock

	Average			Additional
	price per			Paid-in
	share	Shares	Amount	Capital

Common stock issued for cash:
1985	$.50	100,000	$100	$49,900
1986	1.00	639,500	640	678,861
1987	1.00	850,500	850	759,650
1988	1.00	25,000	25	24,975
1993	.25	2,402,000	2,402	475,900
1995	.05	1,000,000	1,000	49,000
1996	.05	520,000	520	25,480
1997	.09	1,800,500	1,801	153,749
1998	.10	305,000	305	30,195
1999	.05	3,158,000	3,158	151,993

		10,800,500	$10,801	$2,399,703

2-F-13

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 9 — COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

	Common Stock

	Average			Additional
	price per			Paid-in
	share	Shares	Amount	Capital

Common stock issued for patents assigned:
1984	$.01	550,000	$5,500	$—
1985, adjustment to reflect change in number and par value of shares outstanding	—	2,750,000	(2,200)	2,200

		3,300,000	3,300	2,200

Common stock issued for acquisitions:
1985	.01	13,333,500	13,334	(41,112)

Common stock issued for note receivable:
1986	1.00	10,000	10	9,990
2000	.05	4,932,380	4,932	241,687

		4,942,380	4,942	251,677

Contribution of additional paid-in capital:
1991	—	—	—	35,825
1999	—	—	—	28,098
2000	—	—	—	9,735
2001	—	—	—	8,113

		—	—	81,771

Stock subscriptions:
1999	.05	650,000	650	31,850

Cancellation of escrowed shares in 1999	.001	(850,000)	(850)	850
Reissued escrowed shares cancelled in error:
2001- See Note 16.001		850,000	850	(850)

		—	—	—

Common stock issued for services (1):
1988	.50	25,000	25	12,475
1989	.38	25,000	25	9,475
1990	.66	37,375	37	24,635
1991	.51	159,500	160	81,010
1992	.75	62,500	62	46,563
1993	.25	120,000	120	29,880
1996	.05	308,500	308	13,832
1997	.05	155,500	155	7,619
1999	.05	99,190	99	4,860

		992,565	$991	$230,349

2-F-14

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 9 — COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

	Common Stock

	Average			Additional
	price per			Paid-in
	share	Shares	Amount	Capital

Common stock issued to replace unrecorded certificates:
1988	$.001	1,200	$1	$(1)
1992	.001	500	1	(1)
2000	.001	100,000	100	(100)

		101,700	102	(102)

Common stock issued for forgiveness of accounts payable(1):
1990	.50	25,000	25	12,475
1996	.05	150,000	150	7,350

		175,000	175	19,825

Common stock issued in payment of notes payable(1):
1993	.25	200,000	200	49,800
2000	.05	1,714,995	1,715	84,035

		1,914,995	1,915	133,835

Common stock issued in payment of loans payable(1):
2000	.05	2,552,625	2,553	125,078

Common stock issued for commissions(1):
1993	.001	1,260,000	1,260	—

Common stock issued for convertible debt:
2001	.25	1,605,346	1,605	399,504

Stock options exercised:
1997	.01	325,000	325	2,929
2000	.01	350,000	350	3,150

		675,000	675	6,079

Total		42,303,611	$42,303	$3,640,657

(1)	Per share amounts determined by information deemed most reliable based on circumstances of each case: trading price at time of issuance or value of services received.

2-F-15

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 9 — COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL (Continued)

Effective with the merger of Advanced Biotherapy Concepts, Inc. into its wholly owned subsidiary, each issued and outstanding share of Advanced Biotherapy Concepts, Inc. common stock was converted automatically into one share of $0.001 par value common stock of Advanced Biotherapy, Inc.

Stock Bonus Plan

On January 11, 2000, the Company issued 9,200,000 shares of common stock to certain key officers and directors under a stock bonus plan, subject to various restrictions. The plan’s purpose is to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth of the Company, thereby inducing them to continue to make such contributions in the future. Such stock bonuses were issued at the weighted average price at which the Company had been selling shares of stock out of authorized but yet unissued common stock to third parties during the six months immediately preceding the issuance of the bonus shares, or $0.05.

Omnibus Equity Incentive Plan

During December 2000, the board of directors of the Company approved an Equity Incentive Plan. A maximum of 4,000,000 shares of common stock will be available for the incentive plan with annual increases equal to the lesser of 2.5% of outstanding shares or 250,000 shares.

NOTE 10 — PREFERRED STOCK

With the merger into its Delaware subsidiary, the Company has authorized 20,000,000 shares of $0.001 par value preferred stock authorized. As of December 31, 2001, the Company has not issued any of its preferred stock.

NOTE 11 — STOCK OPTIONS AND ISSUANCE COMMITMENTS

On February 25, 1991, the Corporation granted non-statutory options to purchase stock to members of its board of directors, officers, and outside consultants. These options offer a total of 860,000 shares at a price of $0.20 per share with an exercise period of February 25, 1991 to February 25, 2001. The expiration date of these options was extended to February 25, 2002. Additional options were issued effective February 1, 1993, for a total of 250,000 shares at a price of $0.01 per share, with an exercise period of February 1, 1993 to February 1, 2003. During 1995, options for 50,000 shares were granted at $0.20 per share, which expire in 2005. Also in 1995, options for 350,000 shares were granted at $0.01 per share, expiring in 2005. During 1996, options for 525,000 shares were granted at $0.10 per share, which expire in 2006. The shares purchased will be restricted and, therefore, may not be transferred without registration under applicable federal and state securities laws.

2-F-16

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 11 — STOCK OPTIONS AND ISSUANCE COMMITMENTS (Continued)

Stock options granted to a director of the Company for 325,000 shares at a price of $0.01 were exercised in 1997. On December 31, 1999, three officers of the Company received 842,953 stock options in partial payment of accrued salaries in the amount of $210,738. In addition the same three officers forgave the balance of their accrued salaries and interest in the amount of $1,482,209. See Note 6. In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the options was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the stock options: strike price at $0.10, risk free interest rate of 5%, expected life of 5 years, and expected volatility of 30% and no dividends are expected to be paid. At December 31, 1999, the Company recorded $210,738 ($0.25 per option) to reduce accrued wages for the value of these options based upon these Black Scholes assumptions. These stock options are exercisable immediately, and expire on December 31, 2005. See Note 6. During the year ended December 31, 2001, no options were exercised and for the year ended December 31, 2000, 350,000 options were exercised at $0.01 per share.

During November 2001, the Company issued stock options to purchase 250,000 shares of the Company’s stock at $0.25 per share to a consultant. The options are exercisable immediately and expire on November 15, 2011. The options have piggyback registration rights to be effective in the next SEC registration statement. See Note 15. In accordance with Statement of Financial Accounting Standard No. 123, the fair value of the options was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the stock options: strike price at $0.25, risk free interest rate of 5%, expected life of 10 years, and expected volatility of 38% and no dividends are expected to be paid. At November 15, 2001, the Company recorded $75,000 ($0.30 per option) to professional fees for the value of these options based upon these Black Scholes assumptions.

Following is a summary of the status of the options during the years ended December 31, 2000 and 2001:

		Weighted
		Average Exercise
	Number of Shares	Price

Outstanding at January 1, 2000	2,877,953	$.10
Granted	—	—
Exercised	(350,000)	.01
Forfeited	—	—

Outstanding at December 31, 2000	2,527,953	.11
Granted	250,000	.25
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2001	2,777,953	.14

Options exercisable at December 31, 2001	2,777,953	$.14

Weighted average fair value of options granted in 2001		$.30

During January 2001, the Company enacted an Equity Incentive Plan for the issuance of stock options to employees, outside directors and consultants.

2-F-17

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 12 — INCOME (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares outstanding during the period. The weighted average number of shares is calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Diluted earnings (loss) per share is computed by dividing the net income (loss) adjusted for interest expense on convertible debt by the weighted average number of basic shares outstanding increased by the number of shares that would be outstanding assuming conversion of the stock options, warrants, and convertible debt. Diluted net loss per share is the same as basic net loss per share as inclusion of the common stock equivalents would be antidilutive. All effective dilutions are reflected in the accompanying statements of operations.

Required earnings per share information related to extraordinary income is as follows:

			From Inception
			(December 2, 1985)
	December 31,	December 31,	through
	2001	2000	December 31, 2001

Earnings per share
Extraordinary gains	$—	$—	$0.09

Earnings per share — assuming dilution
Extraordinary gains	$—	$—	$0.09

NOTE 13 — NON-CASH COMMITMENT AND WARRANTS

During the year ended December 31, 2001, the Company issued to four directors of the Company warrants to purchase up to 100,000 shares of common stock with an exercise price of $0.25 per share. The warrants expire between May 2005 and April 2006. In accordance with Statement of Financial Accounting Standards No. 123, the fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: strike price at $0.25, risk free interest rate of 5%, expected life of 5 years, and expected volatility of 38%. During the year ended December 31, 2001, the Company recorded $23,280 as directors’ fees for these warrants.

On January 19, 2000, the Company engaged an investment banking firm and, as partial compensation for its services, issued warrants to purchase up to 4,685,135 shares of the Company’s common stock with an exercise price of $0.15 per share. The warrants are exercisable for ten years. In accordance with Statement of Financial Accounting Standards No. 123, the fair value of the warrants was estimated using the Black Scholes Option Price Calculation. The following assumptions were made to value the warrants: strike price at $0.15, risk free interest rate of 6.2%, expected life of 10 years, and expected volatility of 30%. During the year ended December 31, 2000, the Company recorded $168,665 as consulting fees for the aforementioned investment banking firm services. A cash-less exercise may be used for all warrant transactions. No fees are payable to the investment advisor in connection with the exercise of the warrants, which contain full, unconditional piggy-back registration rights without any holdback obligations.

At December 31, 2001, the total of the Company’s exercisable warrants is 5,085,135. The average exercise price of the warrants at December 31, 2001 is $0.16 per share.

2-F-18

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 14 — CONVERTIBLE DEBT

During the year ended December 31, 2000, the Company sold in a private placement to accredited investors $1,510,500 of convertible subordinated debt due and payable September 30, 2004. The debt bears interest at the rate of 10% per annum and is payable semi-annually in cash or additional convertible subordinated debt. The unpaid accrued interest at December 31, 2001, June 30, 2001 and December 31, 2000 of $77,979, $77,262 and $49,669, respectively, was converted to additional convertible debt.

This debt is convertible into shares of Company common stock at a conversion price equal to $0.25 per share, subject to certain anti-dilution provisions. The Company offered the convertible subordinated debt pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated under the Securities Act. In connection with the placement of the debt, the Company paid a loan origination fee of $113,288 to its financial advisor, in addition to the granting of an option to purchase an equivalent principal amount of convertible subordinated debt at the face amount thereof over a period of ten years. The aforementioned fee is currently included in other assets and is being amortized over the term of the debt. Amortization for the year ended December 31, 2001 was $27,712.

During the last two months of 2001, a total of $355,000 original debt and $46,109 of accrued and converted interest was converted into 1,605,346 shares of common stock at $0.25 per share.

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Consulting Contract

During July 2000, the Company signed a contract with a consultant to provide information on possible partnering companies to divest or license certain rights to its technologies or products. The contract called for the payment of a $5,000 monthly retainer. This contract could be cancelled with a 60 day written notice. On January 24, 2001, the contract was modified to waive the termination notice, and was terminated effective February 1, 2001. Subsequently, in November 2001, the Company renegotiated this contract and signed a new six-month contract to provide information on possible partnering companies to divest or license certain rights to its technologies or products. The contract calls for the issuance of a stock option to purchase 250,000 shares of the Company’s stock at $0.25 per share, exercisable for ten years. The option has piggyback registration rights to be effective in the next SEC registration statement. See Note 11. The Company also agreed to pay a success fee based on a percentage of the transaction value of any divestiture or license brought about by this contract. In addition, if the success fee is earned by the consultant, the Company will issue a warrant to the consultant to purchase 100,000 shares of common stock at a 10% discount of fair market value.

Office Lease

The Company leased office space from a related party during 2000 at a minimum annual rate of $4,800. This lease was terminated effective December 31, 2000.

2-F-19

ADVANCED BIOTHERAPY, INC.
(FORMERLY ADVANCED BIOTHERAPY CONCEPTS, INC.)
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
December 31, 2001

NOTE 15 — COMMITMENTS AND CONTINGENCIES (Continued)

Office Lease (Continued)

During January 2001, the Company signed an office lease agreement for three years beginning March 1, 2001. The lease called for monthly rental payments of $3,600 plus its portion of operating expenses with an annual escalation clause of 4%. The lease required a $15,580 deposit. Effective June 28, 2001, the Company cancelled this lease and has received a refund of the deposit. The cost of such cancellation included the payment of rent for the months of July and August 2001 in the amount of $7,200, and the payment of a broker’s commission of approximately $6,700.

NOTE 16 — CORRECTION OF AN ERROR

The Company’s financial statements for the years ended December 31, 2000 and 1999, have been restated to reflect the correction of an error in common stock outstanding and weighted average number of shares outstanding as of December 31, 2000 and 1999. Subsequent to December 31, 2001, it was discovered that the Company mistakenly cancelled 850,000 shares of common stock in 1999. Under the terms of a settlement agreement and mutual general release and an escrow agreement each dated July 31, 1991 (collectively referred to as “settlement agreements”) among the Company, a shareholder, a consultant and certain other parties, the Company issued 850,000 shares in the name of the consultant and placed into escrow. These shares were to be released to the consultant upon performance of certain services that were to be provided by the consultant no later than January 15, 1993. The settlement agreements also stated that the 850,000 shares of common stock would be distributed back to the original shareholder, if such services were not provided by the consultant. Such services were not provided by the consultant, in whole or in part, and all 850,000 shares were cancelled by the Company in 1999. Instead of being cancelled, however, the shares should have been distributed to the original shareholder in 1999 pursuant to the settlement agreements. Therefore, the shares are being reissued to the original shareholder and are reflected in the accompanying financial statements as if they were never cancelled.

The effect of this restatement is as follows for the year ended December 31, 2000:

	As Previously
	Reported	As Restated

Common shares outstanding	39,848,265	40,698,265
Common stock, par value	$39,848	$40,698
Additional paid-in capital	$3,233,890	$3,233,040
Weighted average shares outstanding	39,278,866	40,128,866
Basic and diluted net loss per common share	$(0.02)	$(0.02)

NOTE 17 — SUBSEQUENT EVENTS

Effective January 1, 2002, the Company authorized the issuance of a total of 80,000 stock options to its board of directors for services rendered during the year ended December 31, 2001. An accrued expense was recorded in the amount of $13,600 as the value of the services and is reflected in the financial statements.

2-F-20